Exhibit 10.18.4

EXECUTION COPY

THIRD AMENDED AND RESTATED CUSTODIAL AND DISBURSEMENT

AGREEMENT

Among

IXIS REAL ESTATE CAPITAL INC., as Buyer,

AMERICAN HOME MORTGAGE CORP.,

AMERICAN HOME MORTGAGE INVESTMENT CORP.,

AMERICAN HOME MORTGAGE ACCEPTANCE, INC.

AMERICAN HOME MORTGAGE HOLDINGS, INC., and

AMERICAN HOME MORTGAGE SERVICING, INC., collectively as Seller,

DEUTSCHE BANK NATIONAL TRUST COMPANY, as Custodian,

and

DEUTSCHE BANK NATIONAL TRUST COMPANY, as Disbursement Agent

Dated as of January 29, 2007

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Annex 1	Seller Asset Schedule Delivery Information
Annex 2	Trust Receipt
Annex 3	Custodial Identification Certificate
Annex 4	Review Procedures
Annex 5-A	Request For Release And Receipt
Annex 5-B	Form of Request For Release of Documents And Receipt
Annex 5-C	Request For Release
Annex 6	Authorized Representatives of Buyer
Annex 7	Authorized Representatives of Seller
Annex 8	Authorized Representatives of Custodian
Annex 9	Authorized Representatives of Disbursement Agent
Annex 10	Form of Escrow Instruction Letter
Annex 11	Exception Codes
Annex 12	Transmittal & Bailment Letter
Annex 13	Transmittal & Bailment Letter
Annex 14	Fannie Mae Master Bailee Letter
Annex 15-A	Fannie Mae Document List
Annex 15-B	Freddie Mac Document List
Annex 16	Form of Lost Note Affidavit/Assignment of Mortgage
Annex 17	Form of Settlement Report
Annex 18-A	Form of Seller’s Release
Annex 18-B	Form of Warehouse Lender’s Release
Annex 19	Form of Payment Date Report
Annex 20	Form of Electronic Tracking Agreement
Annex 21	Form of Agreement and Release

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THIRD AMENDED AND RESTATED CUSTODIAL AND DISBURSEMENT AGREEMENT (“Agreement”) dated as of January 29, 2007 made by and among:

(i)	AMERICAN HOME MORTGAGE CORP., a New York corporation (“AHMC”), AMERICAN HOME MORTGAGE INVESTMENT CORP., a Maryland corporation (“AHMIC”), AMERICAN HOME MORTGAGE ACCEPTANCE, INC., a Maryland corporation (“AHMA”), AMERICAN HOME MORTGAGE HOLDINGS, Inc., a Delaware corporation (“AHMH”), AMERICAN HOME MORTGAGE SERVICING, INC., (formerly known as Columbia National, Incorporated), a Maryland corporation (“AHMS” and, collectively with AHMC, AHMIC, AHMA and AHMH and their respective successors in interest, the “Seller” and each a “Seller Entity”);

(ii)	DEUTSCHE BANK NATIONAL TRUST COMPANY, as custodian for Buyer pursuant to this Agreement (in such capacity, including its successors in interest and any successor Custodian as permitted hereunder, “Custodian”);

(iii)	DEUTSCHE BANK NATIONAL TRUST COMPANY, as disbursement agent for Buyer pursuant to this Agreement (in such capacity, including its successors in interest and any successor Disbursement Agent as permitted hereunder, “Disbursement Agent”); and

(iv)	IXIS REAL ESTATE CAPITAL INC. (formerly known as CDC Mortgage Capital Inc.), a New York corporation (including its successors in interest, “Buyer”).

RECITALS

Seller and Buyer are parties to the Third Amended and Restated Master Repurchase Agreement, dated as of July 15, 2005, as amended by Amendment No. 1, dated as of September 29, 2006, as amended by Amendment No. 2, to be dated as of January 29, 2007 (as amended, supplemented or otherwise modified and in effect from time to time, the “Repurchase Agreement”), pursuant to which Seller and Buyer have agreed, subject to the terms and conditions of the Repurchase Agreement, to enter into transactions (each, a “Transaction”) in which Buyer has agreed to consider the purchase from time to time from Seller of certain Mortgage Loans with a simultaneous agreement by Seller to repurchase such Mortgage Loans.

AHMC and Buyer previously entered into the Second Amended and Restated Custodial and Disbursement Agreement, dated June 1, 2004 (the “Original Agreement”) and the Seller and Buyer now desire to amend and restate the Original Agreement to include all of the Seller Entities as parties.

It is a condition precedent to the effectiveness of the Repurchase Agreement that the parties hereto execute and deliver this Agreement to provide for the appointment of Custodian as custodian and Disbursement Agent as disbursement agent hereunder. Accordingly, the parties hereto agree as follows:

Section 1. Definitions.

Unless otherwise defined herein, capitalized terms used herein and defined in the Repurchase Agreement shall have the respective meanings given them in the Repurchase Agreement, and the following terms shall have the following meanings:

“Additional Seller Funded Amount” for any Check Presentation Date shall be an amount equal to the difference between the Total Required Funds and sum of (a) the aggregate Buyer Funded Amount on such Check Presentation Date plus (b) the Seller Funded Wire Amount for such Check Presentation Date.

“Affiliate” shall mean with respect to any Person, any “affiliate” of such Person as such term is defined in the Bankruptcy Code.

“Agency” shall mean Freddie Mac or Fannie Mae, as applicable.

“Agreement and Release” shall mean a letter in form and substance acceptable to Buyer in its sole discretion, substantially in the form of Annex 21, from a Warehouse Lender to Buyer, (i) unconditionally releasing all of Warehouse Lender’s right, title and interest in certain Mortgage Loans identified therein upon receipt of payment by the Warehouse Lender, and (ii) acknowledging that Warehouse Lender shall remove its name from the Interim Funder field on the MERS® System within one Business Day of the related Purchase Date.

“AHMA” shall mean American Home Mortgage Acceptance, Inc., a Maryland corporation and its successors in interest.

“AHMC” shall mean American Home Mortgage Corp., a New York Corporation and its successors in interest.

“AHMH” shall mean American Home Mortgage Holdings, Inc., a Delaware corporation and its successors in interest.

“AHMIC” shall mean American Home Mortgage Investment Corp., a Maryland corporation and its successors in interest.

“AHMS” shall mean American Home Mortgage Servicing, Inc., a Maryland corporation and its successors in interest.

“Applicable Agency Documents”: The documents listed on Annex 15-A or Annex 15-B, as applicable.

“Applicable Guide” shall mean with respect to Fannie Mae or Freddie Mac, the applicable guide published by either Fannie Mae or Freddie Mac setting forth the requirements each Mortgage Loan needs to satisfy in order to be eligible for purchase by Fannie Mae or Freddie Mac, as such guide may be amended or supplemented from time to time or any other set of criteria established by Fannie Mae or Freddie Mac that a Mortgage Loan must satisfy in order to be eligible for purchase by Fannie Mae or Freddie Mac.

“Asset Schedule and Exception Report” shall mean a list of Eligible Assets delivered by Custodian to Buyer on each Business Day, reflecting the Mortgage Loans held by Custodian for the benefit of Buyer (other than Mortgage Loans with Fatal Exceptions), which includes the exception codes set forth on Annex 11 hereto indicating any Exceptions with respect to each Eligible Asset listed thereon. Each Asset Schedule and Exception Report shall set forth (a) the Mortgage Loans being sold to Buyer on any applicable Purchase Date as well as the Mortgage Loans previously sold to Buyer and held by Custodian hereunder, and (b) all Exceptions with respect thereto, with any updates thereto from the time last delivered.

“Assignment of Mortgage” shall mean an assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the transfer of the Mortgage to the party indicated therein.

“Authorized Representative” shall have the meaning specified in Section 18.

“Bailee Letter”: A Fannie Mae Bailee Letter or a Freddie Mac Bailee Letter, as applicable.

“Bankruptcy Code” shall mean the United States Bankruptcy Code of 1978, as amended from time to time.

“BONY Funded Mortgage Loan” shall mean an Eligible Asset which is sold to Buyer on the day of origination thereof by Seller, which origination is in accordance with the Underwriting Guidelines and is advanced by the Seller out of one of the following accounts maintained at The Bank of New York; either (i) Account #8900553944, or (ii) Account #8900553952, directly to a Settlement Agent on the origination date.

“Business Day” shall mean any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in the state of New York or any of Custodian, Disbursement Agent, Seller or Buyer is authorized or obligated by law or executive order to be closed.

“Buyer” shall have the meaning specified in the preamble to this Agreement.

“Buyer Funded Amount” shall mean with respect to each Check Funded Loan, DB Funded Mortgage Loan and BONY Funded Mortgage Loan, an amount equal to the Purchase Price for such Mortgage Loan; provided there are no Fatal Exceptions and shall mean zero with respect to each such Mortgage Loan for which there is a Fatal Exception.

“Check Disbursement Account” shall have the meaning specified in the Check Disbursement Agreement.

“Check Disbursement Agreement” shall mean the Letter Agreement, dated as of June 1, 2004, among each Seller Entity, Buyer, Disbursement Agent, Deutsche Bank Trust Company Delaware and Check Disbursement Bank, as may be amended from time to time.

“Check Disbursement Bank” shall mean Deutsche Bank Trust Company Americas, and its successors in interest.

“Check Funded Loan” shall mean a Wet-Ink Mortgage Loan which Seller intends to fund at origination by means of delivering a check written on the Check Disbursement Account maintained by Seller at Deutsche Bank Trust Company Americas, which check is not a certified check.

“Check Funding Schedule” shall mean a schedule delivered by Seller to Buyer, Disbursement Agent and Check Disbursement Bank with respect to Check Funded Loans which sets forth the following information with respect to each check used to fund origination of such Check Funded Loan: (i) the Loan ID; (ii) the outstanding principal balance of such Check Funded Loan; (iii) the check number; (iv) the check payee; (v) the check amount; and (vi) the issue date of such check.

“Check Funding Exception” shall mean any of the following:

Exception	Description
Above Max Dollar	A single check is for an amount in excess of $500,000
Canceled Item	Check has previously been cancelled
Duplicate Paid	Duplicate check already funded
Paid Disagrees with Issue	Dollar amount on check is different then identified in Check Funding Schedule
Paid Without Issue	Check not identified on a Check Funding Schedule
Stale Date	Check was issued more than 30 days prior to presentment
Stop Suspects	Any check with the same dollar amount as a cancelled check

“Check Presentation Date” shall mean the Business Day a check is presented for payment against the Check Disbursement Account.

“Check Reconciliation Date” shall have the meaning specified in the Check Disbursement Agreement.

“Check Presentment Report” shall have the meaning specified in the Check Disbursement Agreement.

“Closed End Loan” shall mean a Mortgage Loan which is not a HELOC.

“Confirmation” shall have the meaning specified in the Repurchase Agreement.

“Co-op” shall mean a private, cooperative housing corporation, having only one class of stock outstanding, which owns or leases land and all or part of a building or buildings, including apartments, spaces used for commercial purposes and common areas therein and whose board of directors authorizes the sale of stock and the issuance of a Co-op Lease.

“Co-op Lease” shall mean with respect to a Co-op Loan, the lease with respect to a dwelling unit occupied by the Mortgagor and relating to the stock allocated to the related dwelling unit.

“Co-op Loan” shall mean an Eligible Asset that is a Conforming Mortgage Loan secured by the pledge of stock allocated to a dwelling unit in a Co-op and a collateral assignment of the related Co-op Lease.

“Co-op Security Agreement” shall mean the agreement creating a security interest in the stock allocated to a dwelling unit in the residential cooperative housing corporation that was pledged to secure such Co-op Loan and the related Co-op Lease.

“Credit Limit” shall mean, with respect to each HELOC, the maximum amount permitted under the terms of the related Credit Line Agreement.

“Credit Line Agreement” shall mean, with respect to each HELOC, the related home equity line of credit agreement, account agreement and promissory note (if any) executed by the related mortgagor and any amendment or modification thereof.

“Custodial Delivery Failure” shall have the meaning specified in Section 13(b).

“Custodial Identification Certificate” shall mean the certificate executed by Seller in connection with the delivery of one or more Mortgage Files to be held by Custodian pursuant to this Agreement, a form of which is attached as Annex 3 hereto.

“Custodian” shall have the meaning specified in the preamble to this Agreement.

“DB Funded Mortgage Loan” shall mean an Eligible Asset which is sold to Buyer on the day of origination thereof by Seller, which origination is in accordance with the Underwriting Guidelines and is advanced by the Seller out of one of the following accounts maintained at Deutsche Bank National Trust Company, either (i) Account # 00-446440, or (ii) Account #00-446432, directly to a Settlement Agent on the origination date.”

“DDA Account” shall have the meaning specified in the Check Disbursement Agreement.

“Disbursement Account” shall have the meaning specified in Section 11(a)(i).

“Disbursement Agent” shall have the meaning specified in the preamble to this Agreement.

“Edit Check” shall mean a review conducted by the Disbursement Agent in accordance with the Edit Check Procedures.

“Edit Check Agreement” shall mean the separate letter agreement, if any, between Disbursement Agent and Buyer setting forth the Edit Check Procedures, as may be amended from time to time.

“Edit Check Procedures” shall mean, if an Edit Check Agreement has been entered into, those certain edit check procedures set forth in the Edit Check Agreement, and if no Edit Check Agreement has been entered into, none.

“Electronic Agent” shall mean MERSCORP, INC, and its successors in interest.

“Electronic Tracking Agreement” shall mean The Electronic Tracking Agreement, in a form substantially similar to the form set forth as Annex 19 hereto with such changes as may be reasonably agreed to by the parties thereto, among Buyer, Seller, Electronic Agent and MERS, as the same shall be amended, supplemented or otherwise modified from time to time; provided that if no Mortgage Loans are or will be MERS Designated Mortgage Loans, all references herein to the Electronic Tracking Agreement shall be disregarded.

“Electronic Transmission” shall mean the delivery of information in an electronic format acceptable to the applicable recipient thereof. An Electronic Transmission shall be considered written notice for all purposes hereof (except when a request or notice by its terms requires execution).

“Escrow Instruction Letter” shall mean the Escrow Instruction Letter from Seller to the Settlement Agent, in the form of Annex 10 hereto as the same may be modified, supplemented and in effect from to time.

“Exception” shall mean, with respect to any Mortgage Loan, any variances from the delivery requirements of Section 2 hereof that are not Fatal Exceptions with respect to the Mortgage Files (giving effect to Seller’s right to deliver certified copies in lieu of original documents in certain circumstances) and indicating such exceptions using the codes set forth on Annex 11 hereto.

“Fannie Mae” shall mean the Federal National Mortgage Association, and its successors in interest.

“Fannie Mae Bailee Letter”: The master bailee letter, in the form of Annex 14, for use by Custodian in connection with the delivery to Fannie Mae of a Mortgage File excluding (i) the Assignment of Mortgage, in blank, (ii) the Warehouse Lender’s Release, if applicable and (iii) all modification agreements relating to a Mortgage.

“Fatal Document Exception” shall mean, with respect to any Mortgage Loan, (i) any variance from the requirements of Section 2(a)(i)(A), (B), (D), (F) or (J) or Section 2(a)(ii)(A), (B), (C), (D), (E), (F), (H) or (I) (hereof with respect to the Mortgage Files (giving effect to Seller’s right to deliver certified copies in lieu of original documents in certain circumstances); (ii) that the documents in the Mortgage Files referred to in the preceding clause (i) have been reviewed by Custodian in accordance with the Review Procedures (other than the Review Procedures set forth in 8, 9 and 10 thereof) and do not appear on their face to be regular or to relate to such Mortgage Loan, (iii) any exception indicated as a Fatal Exception on Annex 11 hereto, (iv) any exception with respect to the delivery requirements specified in Section 5(c)(iii) hereof with respect to a Mortgage Loan to be sold to an Agency, or (v) any Mortgage Loan with respect to which Custodian receives written notice or has actual knowledge of a lien subject or security interest in favor of a Person other than Buyer with respect to such Mortgage Loan.

“Fatal Document Exception Report” shall mean a report delivered by Custodian to Seller and Buyer setting forth all Mortgage Loans with Fatal Document Exceptions.

“Fatal Exception” shall mean a Fatal Document Exception or a Fatal Information Exception.

“Fatal Exception Report” shall mean a report delivered by Disbursement Agent to Seller and Buyer setting forth all Mortgage Loans with Fatal Exceptions.

“Fatal Information Exception” shall mean, with respect to any Mortgage Loan, (i) that any of the information required pursuant to all fields set forth on Annex 1 hereto is not set forth with respect to such Mortgage Loan in the related Seller Asset Schedule delivered to Disbursement Agent with the Transaction Request, (ii) a Mortgage Loan that fails the Edit Check Procedure or (iii) the related Transaction Request sets forth a Purchase Price, Pricing Rate or Asset Value that is not identical to the Purchase Price, Pricing Rate or Asset Value calculated by Disbursement Agent.

“Freddie Mac” shall mean the Federal Home Loan Mortgage Corporation, and its successors in interest.

“Freddie Mac Bailee Letter”: The master bailee letter for use by Custodian in connection with the delivery to Freddie Mac of a Mortgage File excluding (i) the Assignment of Mortgage, in blank, (ii) the Warehouse Lender’s Release, if applicable, and (iii) all modification agreements relating to a Mortgage.

“Governmental Authority” shall mean, with respect to any Person, any nation or government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator having jurisdiction over such Person, any of its subsidiaries or any of their properties.

“HELOC” shall mean a home equity revolving line of credit secured by a mortgage, deed of trust or other instrument creating a second lien on the related Mortgaged Property, which lien secures the related Credit Line Agreement.

“Interim Funder” shall mean with respect to each MERS Designated Mortgage Loan, the Person named on the MERS System as the interim funder pursuant to the MERS Procedures Manual.

“MERS” shall mean Mortgage Electronic Registration Systems, Inc., and its successors in interest.

“MERS Designated Mortgage Loan” shall have the meaning assigned to such term in Section 3 of the Electronic Tracking Agreement.

“MERS Identification Number” shall mean the eighteen digit number permanently assigned to each MERS Designated Mortgage Loan.

“MERS Procedures Manual” shall mean the MERS Procedures Manual attached as Exhibit B to the Electronic Tracking Agreement, as it may be amended, supplemented or modified from time to time.

“MERS Report” shall mean the schedule listing MERS Designated Mortgage Loans and other information prepared by an electronic agent pursuant to the Electronic Tracking Agreement.

“MERS® System” shall mean an electronic agent’s mortgage electronic registry system, as more particularly described in the MERS Procedures Manual.

“Mortgage” shall mean the mortgage, deed of trust or other instrument securing a Mortgage Note or Credit Line Agreement, which creates a first or second lien on the Mortgaged Property described therein.

“Mortgage File” shall mean, as to each Mortgage Loan, those documents listed in Sections 2 that are delivered to Custodian or which at any time come into the possession of Custodian.

“Mortgage Loan” shall mean any residential real estate secured loan or HELOC, including, without limitation: (i) a promissory note, any reformation thereof and related deed of trust (or mortgage), security agreement, home equity line of credit agreement and account agreement; (ii) all guaranties and insurance policies, including, without limitation, all mortgage and title insurance policies and all fire and extended coverage insurance policies and rights of the Seller to return premiums or payments with respect thereto; and (iii) all right, title and interest of the Seller in the property covered by such deed of trust (or mortgage) or home equity line of credit agreement, as applicable.

“Mortgage Loan Documents” shall mean, with respect to a Mortgage Loan, the documents comprising the Mortgage File for such Mortgage Loan.

“Mortgage Note” shall mean the note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage, as the same may be reformed or amended from time to time.

“Mortgaged Property” shall mean the real property securing repayment of the debt evidenced by a Mortgage Note or Credit Line Agreement.

“Mortgagor” shall mean the obligor or obligors on a Mortgage Note or Credit Line Agreement, including any Person who has assumed or guaranteed the obligations of the obligor thereunder.

“Official Check Account” shall have the meaning specified in the Check Disbursement Agreement.

“Person” shall mean any individual, corporation, company, voluntary association, partnership, joint venture, limited liability company, trust, unincorporated association or government (or any agency, instrumentality or political subdivision thereof).

“Release Limit” shall have the meaning specified in Section 5(a).

“Repurchase Agreement” shall have the meaning specified in the Recitals.

“Request for Release” shall mean a request of Seller in the form of Annex 5-A, 5-B, or 5-C, hereto.

“Required Delivery Item” shall have the meaning specified in Section 3(a).

“Required Delivery Time” shall have the meaning specified in Section 3(a).

“Required Party” shall have the meaning specified in Section 3(a).

“Review Procedures” shall have the meaning specified in Section 3(c).

“Seller” shall mean, collectively, AHMC, AHMIC, AHMA, AHMH and AHMS, and their respective successors in interest.

“Seller Asset Schedule” shall mean a list of Eligible Assets delivered by Seller to Buyer pursuant to Section 3(c) of the Repurchase Agreement, and provided in electronic format, setting forth, as to each Eligible Asset, the applicable information specified on Annex 1 to this Agreement.

“Seller Funded Wire Amount” shall have the meaning specified in Section 11(a)(ii).

“Seller’s Release” shall mean a letter, in the form of Annex 18-A, delivered by Seller when no Warehouse Lender has an interest in a Mortgage Loan, unconditionally releasing all of Seller’s right, title and interest in such Mortgage Loan upon receipt of the Purchase Price by Seller.

“Seller’s Wire Instructions” shall mean the wire instructions, set forth in a letter in the form of Exhibit A to Seller’s Release, to be used for the payment of funds to Seller when no Warehouse Lender has an interest in the Mortgage Loans to which such payment relates.

“Settlement Account” shall have the meaning specified in the Check Disbursement Agreement.

“Settlement Report” shall have the meaning specified in Section 11(f).

“Transaction Account” shall mean any of the Disbursement Account, the Settlement Account or the Wire-out Account.

“Total Required Funds” shall have the meaning specified in Section 11(c)(i)(G).

“Trust Receipt” shall mean a trust receipt in the form annexed hereto as Annex 2 delivered to Buyer by Custodian covering all of the Mortgage Loans subject to this Agreement from time to time, as reflected on the Asset Schedule and Exception Report attached thereto in accordance with Section 3(e).

“Warehouse Lender” shall mean any lender providing financing to Seller for the purpose of warehousing, originating or purchasing Mortgage Loans, which lender has a security interest in such Mortgage Loans to be purchased by Buyer.

“Warehouse Lender’s Release” shall mean a letter, in the form of Annex 18-B, from a Warehouse Lender to Buyer, unconditionally releasing all of Warehouse Lender’s right, title and interest in certain Mortgage Loans identified therein upon receipt of payment by the Warehouse Lender.

“Warehouse Lender’s Wire Instructions” shall mean the wire instructions, set forth in a letter in the form of Exhibit A to the Warehouse Lender’s Release, from a Warehouse Lender to Buyer, setting forth wire instructions for all amounts due and payable to such Warehouse Lender.

“Wire Amount” shall mean the amount to be wired to the Warehouse Lender or Seller in accordance with the Warehouse Lender’s Release or Seller’s Release, as applicable, for any Mortgage Loan which is not a Wet-Ink Mortgage Loan and shall mean the amount to be wired to (i) the Settlement Agent pursuant to the Escrow Instruction Letter in the case of a Wet-Ink Mortgage Loan which is not a Check Funded Loan or (ii) the DDA Account in the case of a Check Funded Loan.

“Wire-out Account” shall have the meaning specified in Section 11(a)(ii).

Section 2. Delivery of Mortgage File.

Seller shall release to Custodian the following original documents pertaining to each Eligible Asset in accordance with the required delivery times set forth in Section 3(a), each of which Mortgage Loans shall be identified in the related Seller Asset Schedule:

(a) With respect to each Eligible Asset:

(i) (other than a Wet-Ink Mortgage Loan or a Co-op Loan):

(A) The original Mortgage Note or Credit Line Agreement, as applicable, bearing all intervening endorsements, endorsed “Pay to the order of                      without recourse” and signed in the name of the last endorsee (the “Last Endorsee”) by an authorized Person (in the event that the Eligible Asset was acquired by the Last Endorsee in a merger, the signature must be in the following form: “[Last Endorsee], successor by merger to [name of predecessor]”; in the event that the Eligible Asset was acquired or originated by the Last Endorsee while doing business under another name, the signature must be in the following form: “[Last Endorsee], formerly known as [previous name]”);

(B) The original Mortgage with evidence of recording thereon, or a copy thereof certified by Seller, the title company, the Settlement Agent or the closing attorney to be a true and correct copy of the original that has been duly delivered to the appropriate recording office and, with respect to MERS Designated Mortgage Loans, the Mortgage names MERS as the “mortgagee” or “beneficiary” thereof (or MERS is reflected as the current mortgagee pursuant to an assignment of mortgage with evidence of recording thereon and reflecting a complete chain of title from the named originator in the Mortgage), with a conformed recorded copy to follow as soon as the same is received by Seller;

(C) The originals of all assumption, modification, consolidation or extension agreements, if any, with evidence of recording thereon, or a copy thereof certified by Seller, the title company, the Settlement Agent or the closing attorney to be a true and correct copy of the original that has been duly delivered to the appropriate recording office;

(D) The original Assignment of Mortgage in blank for each Eligible Asset, in form and substance acceptable for recording and signed in the name of the Last Endorsee (in the event that the Eligible Asset was acquired by the Last Endorsee in a merger, the signature must be in the following form: “[Last Endorsee], successor by merger to [name of predecessor]”; in the event that the Eligible Asset was acquired or originated while doing business under another name, the signature must be in the following form: “[Last Endorsee], formerly known as [previous name]”), except in the case of such Eligible Asset that has been originated in the name of or assigned to MERS and registered under the MERS® System;

(E) The originals of all intervening assignments of mortgage, if any, with evidence of recording thereon, showing an unbroken chain of title from the originator thereof to the Last Endorsee (or, in the case of a MERS Designated Mortgage Loan, MERS) or a copy thereof certified by Seller, the title company, the Settlement Agent or the closing attorney to be a true and correct copy of the original that has been duly delivered to the appropriate recording office;

(F) The original attorney’s opinion of title and abstract of title or the original mortgagee title insurance policy, or if the original mortgagee title insurance policy has not been issued, the irrevocable commitment to issue the same;

(G) The original of any security agreement, chattel mortgage or equivalent document executed in connection with the Eligible Asset;

(H) If any of the above documents has been executed by a person holding a power of attorney, an original or photocopy of such power certified by Seller to be a true and correct copy of the original;

(I) Either a Seller’s Release or a Warehouse Lender’s Release;

(J) In the case of a MERS Designated Mortgage Loan where any Person is named in the Interim Funder field on the MERS® System, an Agreement and Release; and

(K) an original release letter for each Eligible Asset which has been the subject of a prior interest of which an Authorized Representative of Custodian has actual knowledge;

provided, however, that as to the documents listed in clauses (B), (C) and (E) above which have been delivered or are being delivered to recording offices for recording and have not been returned to Seller in time to permit their delivery hereunder at the time of such transfer, and in lieu of delivering such original documents or conformed copies where permitted, Seller has delivered to Custodian a true copy thereof, Seller shall deliver such original documents, together with any related policy of title insurance not previously delivered, on behalf of Seller to Custodian promptly after they are received.

(ii) With respect to each Co-op Loan:

(A) The original Mortgage Note or Credit Line Agreement, as applicable, bearing all intervening endorsements, endorsed “Pay to the order of                      without recourse” and signed in the name of the last endorsee (the “Last Endorsee”) by an authorized Person (in the event that the Eligible Asset was acquired by the Last Endorsee in a merger, the signature must be in the following form: “[Last Endorsee], successor by merger to [name of predecessor]”; in the event that the Eligible Asset was acquired or originated by the Last Endorsee while doing business under another name, the signature must be in the following form: “[Last Endorsee], formerly known as [previous name]”);

(B) The original Co-op Security Agreement entered into by the Mortgagor with respect to such Co-op Loan;

(C) UCC-3 assignment in blank (or equivalent instrument), sufficient under the laws of the jurisdiction where the related underlying Mortgaged Property is located to reflect of record the sale and assignment of the Mortgage Loan to the Buyer;

(D) Original assignments of Co-op Security Agreement in blank showing a complete chain of assignment from the originator of the related Co-op Loan to the Seller;

(E) Original Form UCC-1 and any continuation statements with evidence of filing thereon with respect to such Co-op Loan;

(F) Stock certificate representing the stock allocated to the related dwelling unit in the related residential cooperative housing corporation and pledged by the related Mortgagor to the originator of such Co-op Loan with a stock power in blank attached;

(G) Original proprietary lease.

(H) Original assignment of proprietary lease, in blank, and all intervening assignments thereof;

(I) Original recognition agreement of the interests of the mortgagee with respect to the Co-op Loan by the residential cooperative housing corporation, the stock of which was pledged by the related Mortgagor to the originator of such Co-op Loan; and

(J) Originals of any assumption, consolidation or modification agreements relating to any of the items specified in (A) through (F) above with respect to such Co-op Loan.

(b) Seller shall release to Custodian the following original documents pertaining to each Eligible Asset that is a Wet-Ink Mortgage Loan in accordance with the required delivery times set forth in Section 3(a) and set forth below, each of which Mortgage Loans shall be identified in the related Seller Asset Schedule:

(i) Seller shall cause the Settlement Agent to send Custodian a facsimile of each Escrow Instruction Letter with respect to all Wet-Ink Mortgage Loans to be purchased on each Purchase Date. Custodian shall not be responsible for reviewing such Escrow Instruction Letter, except to the extent requested by Buyer, to verify wire instructions.

(ii) No later than ten (10) Business Days following the applicable Purchase Date, Seller shall deliver to Custodian the documents listed in Section 2(a).

(c) With respect to all Mortgage Files:

(A) From time to time, Seller shall forward to Custodian additional original documents or additional documents evidencing any assumption, modification, consolidation or extension of a Mortgage Loan approved by Seller, in accordance with the terms of the Repurchase Agreement, and upon receipt of any such other documents, Custodian shall hold such other documents as Buyer shall request from time to time.

(B) With respect to any documents which have been delivered or are being delivered to recording offices for recording and have not been returned to Seller in time to permit their delivery hereunder at the time required, in lieu of delivering such original documents, Seller shall deliver to Custodian a copy thereof certified by Seller, the title company, the Settlement Agent or the closing attorney to be a true and correct copy of the original that has been duly delivered to the appropriate recording office, with a conformed recorded copy to follow as soon as the same is received by Seller.

Section 3. Asset Schedule and Exception Report; Trust Receipt.

(a) With respect to each category of Eligible Asset, Seller shall provide to the indicated required parties (each, a “Required Party”) the required delivery items (each, a “Required Delivery Item”) set forth in the table below by the corresponding required delivery time (the “Required Delivery Time”):

Eligible Asset	Required Delivery Time	Required Delivery Items	Required Party

Mortgage Loans (other than Wet-Ink Mortgage Loans) on initial Purchase Date	6:00 p.m. New York time, one (1) Business Day prior to the Purchase Date	A preliminary Transaction Request for the Mortgage Loans requested to be purchased on the next Business Day (delivered by Electronic Transmission)	Buyer

	10:00 a.m. New York time, on the Purchase Date	The final Transaction Request for the Mortgage Loans, together with a Seller Asset Schedule containing the information set forth in Annex 1 hereto (delivered by Electronic Transmission)	Custodian, Disbursement Agent and Buyer

	8:00 p.m. New York time, one (1) Business Day prior to the Purchase Date	All documents required to be delivered pursuant to Section 2(a), together with a Custodial Identification Certificate	Custodian

For delivery of each additional 250 Mortgage Files, one additional Business Day prior to the Purchase Date

Wet-Ink Mortgage Loans (other than Check Funded Loans)	8:00 a.m. New York time on the Purchase Date	A preliminary Transaction Request for the Wet-Ink Loans requested to be purchased on such Business Day	Buyer

	1:00 p.m. New York time on the Purchase Date; provided that Seller may deliver up to three (3) final transaction requests on each Business Day	A final Transaction Request for the Mortgage Loans, together with a Seller Asset Schedule containing the information set forth in Annex 1 hereto (delivered by Electronic Transmission)	Custodian, Disbursement Agent and Buyer

		All documents required to be delivered pursuant to Section 2(b)(i)	Custodian

Check Funded Loans	4:00 p.m. New York time on the origination date of such Check Funded Loan	a Check Funding Schedule	Disbursement Agent and Buyer

Check Funded Loans	4:00 p.m. New York time on the origination date of such Check Funded Loan	A final Transaction Request for the Check Funded Loans requested to be purchased, attaching a Seller Asset Schedule	Disbursement Agent and Buyer

If Custodian has received each applicable Required Delivery Item by the Required Delivery Time set forth above, then Custodian will deliver to Buyer and Disbursement Agent, by Electronic Transmission, no later than 3:00 p.m. New York time (or with respect to each such Wet-Ink Mortgage Loan, no later than 2 hours after receipt of a final Transaction Request but in no event later than 5:00 p.m. New York time) on the Purchase Date, an Asset Schedule and Exception Report for each Mortgage Loan (other than Mortgage Loans with a Fatal Document Exception) sold hereunder on such date, with Exceptions identified by Custodian as current as of the date and time of delivery of such Asset Schedule and Exception Report.

Upon receipt of a Transaction Request and the related Seller Asset Schedule from Seller, Disbursement Agent shall confirm via Electronic Transmission, the receipt of such request with Seller and Buyer. Upon discovery by Custodian of a Fatal Document Exception, Custodian shall immediately send to Seller, Disbursement Agent and Buyer, by Electronic Transmission, a Fatal Document Exception Report listing such Fatal Document Exceptions together with an Asset Schedule with respect to each Mortgage Loan that has any Fatal Document Exception. Custodian’s Electronic Transmission to each of Seller, Disbursement Agent and Buyer of a Fatal Document Exception, shall be sent “confirm receipt” or by some other means such that Custodian has a reasonable belief that such notice has been received by the addressee. In the event Custodian has not received all documents required to be delivered pursuant to Section 2(b)(ii) with respect to a Wet-Ink Mortgage Loan on or before the tenth (10th) Business Day after the related Purchase Date, Custodian shall immediately notify Buyer, Seller and Disbursement Agent by Electronic Transmission of such failure.

(b) Custodian shall deliver to Buyer, no later than 5:00 p.m. New York time a Trust Receipt in respect of all Mortgage Loans (including Wet-Ink Mortgage Loans) sold to Buyer on such Purchase Date and any prior Purchase Date and held hereunder, and shall deliver to each of Buyer and Disbursement Agent an Asset Schedule and Exception Report for Mortgage Loans which are not Wet-Ink Mortgage Loans and a detailed listing of all Wet-Ink Mortgage Loans. Each Asset Schedule and Exception Report and detailed listing of Wet-Ink Mortgage Loans delivered by Custodian to Buyer and Disbursement Agent shall supersede and cancel the Asset Schedule and Exception Report and detailed listing of Wet-Ink Mortgage Loans previously delivered by Custodian to Buyer and Disbursement Agent hereunder, and shall replace the then existing Asset Schedule and Exception Report and detailed listing of Wet-Ink Mortgage Loans to be attached to the Trust Receipt. Custodian shall incorporate into each Asset Schedule and Exception Report delivered to Buyer and Disbursement Agent pursuant to this Section 3(b) all updated information with respect to the outstanding principal balance and interest paid on each Mortgage Loan delivered to Custodian by either Disbursement Agent or Buyer. Custodian shall also deliver to Seller, Buyer and Disbursement Agent no later than 5:00 p.m. New York time on each Business Day, by Electronic Transmission, a daily aging report setting forth such information as may be reasonably required by Buyer (the “Daily Aged Report”). Custodian shall monitor each Mortgage Loan on a daily basis in order that all information set forth on the Daily Aged Report is accurate as of the time such Daily Aged Report is delivered. Disbursement Agent shall provide to Custodian all information in its possession that Custodian requires in order to complete and deliver each Daily Aged Report. In no event shall Custodian list any Mortgage Loan on an Asset Schedule and Exception Report if Custodian has not yet reviewed the related Mortgage File.

(c) Each Asset Schedule and Exception Report shall list all Exceptions using such exception codes as are set forth on Annex 11 hereto, as may be amended from time to time. In no event shall Custodian list any Mortgage Loan on the Asset Schedule and Exception Report if such Mortgage Loan is required to be listed on the Fatal Document Exception Report and related Asset Schedule; provided that, if a Wet-Ink Mortgage Loan has been previously listed on the Asset Schedule and Exception Report, it shall remain on the Asset Schedule and Exception Report and the Custodian shall indicate any Fatal Document Exception. The delivery of each Asset Schedule and Exception Report to Buyer and Disbursement Agent shall be Custodian’s representation that, other than the Exceptions listed as part of the Exception Report: (i) all documents required to be delivered in respect of each Mortgage Loan pursuant to Section 2 of this have been delivered and are in the possession of Custodian as part of the Mortgage File for such Mortgage Loan, (ii) Custodian is holding each Mortgage Loan identified on the Asset Schedule and Exception Report (except with respect to MERS Designated Mortgage Loans), pursuant to this Agreement, as the bailee of and custodian for Buyer and/or its designees, (iii) all such documents have been reviewed by Custodian and appear on their face to be regular and to relate to such Mortgage Loan and satisfy the requirements set forth in Section 2 of this Agreement and the review procedures attached hereto as Annex 4 (the “Review Procedures”), (iv) the interest rate on the Mortgage Note or Credit Line Agreement, as applicable, is the same as the amount specified in the related Mortgage File and (v) with respect to Closed End Loans, the original principal amount of the Mortgage Note, and with respect to HELOCs, the Credit Limit, as applicable, are each accurately reflected in the documents in the Mortgage File, and based upon a review of the Mortgage Note and Credit Line Agreement, as applicable, items 6, 8 through 12, 14, 21, 22, 118 and 119 of Annex 1 as set forth in the Seller Asset Schedule delivered by Seller to Custodian are correct.

(d) In connection with an Asset Schedule and Exception Report delivered hereunder by Custodian, Custodian shall make no representations as to and shall not be responsible to verify (A) the validity, legality, enforceability, due authorization, recordability, sufficiency, or genuineness of any of the documents contained in each Mortgage File or (B) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan. Subject to the following sentence, Seller and Buyer hereby give Custodian notice that from and after the Purchase Date, Buyer shall own each Mortgage Loan identified on an Asset Schedule and Exception Report until such time that Custodian receives notice from Buyer or Disbursement Agent that Buyer no longer owns such Mortgage Loan. In the event that Buyer does not purchase the Eligible Assets proposed to be purchased from Seller prior to 5:00 p.m. New York time on such Purchase Date, upon written notice thereof from Seller, acknowledged by Buyer, or notice from Disbursement Agent thereof, Custodian shall hold or release to Seller, pursuant to Seller’s written instructions, the Mortgage Loans in respect of the Asset Schedule and Exception Report delivered by Custodian on such Purchase Date.

(e) Notwithstanding anything to the contrary set forth herein, in the event that the Asset Schedule and Exception Report or detailed listing of Wet-Ink Mortgage Loans attached to the Trust Receipt is different from the most recently delivered Asset Schedule and Exception Report or detailed listing of Wet-Ink Mortgage Loans, then the most recently delivered Asset Schedule and Exception Report or detailed listing of Wet-Ink Mortgage Loans shall control and be binding upon the parties hereto.

Section 4. Obligations of Custodian.

(a) Custodian shall maintain continuous custody of all items constituting the Mortgage Files in secure facilities in accordance with customary standards for such custody and shall reflect in its records the interest of Buyer therein. Each Mortgage Note and Credit Line Agreement, as applicable (and Assignment of Mortgage), shall be maintained in fire resistant facilities.

(b) With respect to the documents constituting each Mortgage File, Custodian shall (i) act exclusively as the bailee of, and custodian for, Buyer, (ii) hold all documents constituting such Mortgage File received by it for the exclusive use and benefit of Buyer, and (iii) make disposition thereof only in accordance with the terms of this Agreement or with written instructions furnished by Buyer; provided, however, that in the event of a conflict between the terms of this Agreement and the written instructions of Buyer, Buyer’s written instructions shall control.

(c) In the event that (i) Buyer, any Seller Entity or Custodian shall be served by a third party with any type of levy, attachment, writ or court order with respect to any Mortgage File or any document included within a Mortgage File or (ii) a third party shall institute any court proceeding by which any Mortgage File or a document included within a Mortgage File shall be required to be delivered otherwise than in accordance with the provisions of this Agreement, the party receiving such service shall promptly deliver or cause to be delivered to the other parties to this Agreement copies of all court papers, orders, documents and other materials concerning such proceedings. Custodian shall, to the extent permitted by law, continue to hold and maintain all the Mortgage Files that are the subject of such proceedings pending a final, nonappealable order of a court of competent jurisdiction permitting or directing disposition thereof. Upon final determination of such court, Custodian shall dispose of such Mortgage File or any document included within such Mortgage File as directed by Buyer which shall give a direction consistent with such determination. Expenses of Custodian incurred as a result of such proceedings shall be borne by Seller.

Section 5. Release of Mortgage Files.

(a) From time to time until Custodian is otherwise notified by Buyer in writing (unless such notice is given by the Disbursement Agent in accordance with Section 11), which notice shall be given by Buyer (or Disbursement Agent in accordance with Section 11) only following the occurrence of a Default or an Event of Default, Custodian shall, upon receipt of written request of Seller, release documentation relating to Mortgage Loans in the possession of Custodian to Seller or its designee, for the purpose of correcting documentary deficiencies relating thereto against a Request for Release and Receipt delivered via Electronic Transmission by Seller in the form of Annex 5-A hereto. The preceding sentence respecting release to Seller, or its designee, of Custodian’s Mortgage Files shall be operative only to the extent that at any time Custodian shall not have released to Seller or its designee pursuant to clause (a) or (b) of this Section 5, Mortgage Files pertaining to Mortgage Loans at the time being held by Custodian on behalf of Buyer with an aggregate outstanding principal balance greater than $500,000 (the “Release Limit”). In the event Seller or its designee requests the release of a Mortgage File to Seller or its designee with respect to a Mortgage Loan, which release would result in Custodian having released Mortgage Files pertaining to Mortgage Loans at the time being held by Custodian on behalf of Buyer with an aggregate outstanding principal balance greater than the Release Limit, Custodian shall notify Buyer and obtain written consent of Buyer prior to such requested release. Custodian shall promptly notify Buyer in its Daily Report that it has released any Mortgage File to Seller or its designee. Seller or its designee shall hold each Mortgage File delivered to it pursuant to this Section 5(a) as bailee for Buyer. Seller or its designee shall return to Custodian each document previously released from Custodian’s Mortgage File within ten (10) Business Days of receipt thereof. Seller hereby further covenants to Buyer and Custodian that any such request by Seller for release of Mortgage Loan Documents pursuant to this Section 5(a) shall be solely for the purposes of correcting clerical or other non-substantial documentation problems in preparation for returning such Mortgage Loan Documents to Custodian for ultimate sale or exchange and that Seller has requested such release in compliance with all terms and conditions of such release set forth herein and in the Repurchase Agreement. Notwithstanding anything to the contrary contained in the foregoing, Mortgage Notes and Credit Line Agreements, as applicable, shall be released only for the purpose of (i) ultimate sale or exchange or (ii) presentation, collection, renewal or registration of transfer.

(b) From time to time until Custodian is otherwise notified by Buyer in writing (unless such notice is given by the Disbursement Agent in accordance with Section 11), which notice shall be given by Buyer (or Disbursement Agent in accordance with Section 11) only following the occurrence of a Default or an Event of Default, and as appropriate for the servicing of any of the Mortgage Loans, Custodian shall, upon receipt from Seller or its designee of a written Request for Release of Documents and Receipt delivered via Electronic Transmission in the form of Annex 5-B hereto, release to Seller or its designee the Mortgage File or the documents set forth in such request relating to Mortgage Loans in the possession of Custodian. The preceding sentence respecting release to Seller, or its designee, of Custodian’s Mortgage Files shall be operative only to the extent that at any time Custodian shall not have released to Seller or its designee pursuant to clause (a) or (b) of this Section 5, Mortgage Files pertaining to Mortgage Loans at the time being held by Custodian on behalf of Buyer with an aggregate outstanding principal balance greater than the Release Limit. In the event Seller or its designee requests the release of a Mortgage File to Seller or its designee with respect to a Mortgage Loan, which release would result in Custodian having released Mortgage Files pertaining to Mortgage Loans at the time being held by Custodian on behalf of Buyer with an aggregate outstanding principal balance greater than the Release Limit, Custodian shall notify Buyer in its Daily Report and obtain written consent of Buyer prior to such requested release. Custodian shall promptly notify Buyer that it has released any Mortgage File to Seller or its designee. Seller or its designee shall hold each Mortgage File delivered to it pursuant to this Section 5(b) as bailee for Buyer. Seller or its designee shall return to Custodian each document previously released from Custodian’s Mortgage File within ten (10) Business Days of receipt thereof. Seller hereby further covenants to Buyer and Custodian that any such request by Seller or its designee for release of Mortgage Loan Documents pursuant to this Section 5(b) shall be solely for the purposes of servicing of any of the Mortgage Loans and that Seller has requested such release in compliance with all terms and conditions of such release set forth herein and in the Repurchase Agreement. Notwithstanding anything to the contrary contained in the foregoing, Mortgage Notes and Credit Line Agreements, as applicable, shall be released only for the purpose of (i) ultimate sale or exchange or (ii) presentation, collection, renewal or registration of transfer.

(c) (i) From time to time Custodian is hereby authorized, upon receipt of a Request for Release in the form of Annex 5-C hereto delivered by Seller via Electronic Transmission and receipt of Buyers written consent to such release to release Mortgage Files in the possession of Custodian to a third party purchaser for the purpose of resale thereof. Buyer shall have no obligation to consent to any such Request for Release after the occurrence of a Default or an Event of Default. On such Request for Release, Seller shall indicate the Mortgage Loans to be sold, the purchase price for such Mortgage Loan anticipated to be received, the name and address of the third party purchaser, the preferred method of delivery, and the date of desired delivery.

(ii) Any transmittal of documentation for Mortgage Loans in the possession of Custodian in connection with the sale thereof to a third-party purchaser other than an Agency will be under cover of a transmittal letter substantially in the form attached as Annex 12 hereto, duly completed by Custodian and executed by Custodian. Any transmittal of documentation for Mortgage Loans in the possession of Custodian in connection with the shipment to a custodian or trustee other than an Agency in connection with the formation of a mortgage pool supporting a mortgage-backed security (an “MBS”) will be under cover of a transmittal letter substantially in the form attached as Annex 13 hereto. Promptly upon (x) the remittance by such third-party purchaser of the full purchase price of the Mortgage Loan or (y) the issuance of such MBS, Buyer shall notify Custodian in writing thereof.

(iii) Any transmittal of documentation for Mortgage Loans in the possession of Custodian in connection with the sale thereof to an Agency will be under cover of Bailee Letter, duly completed by Custodian and executed by Custodian. Promptly upon the remittance by such Agency or the Seller of the full purchase price of the Mortgage Loan. With respect to any transmittal of documentation for Mortgage Loans in the possession of Custodian in connection with the shipment to an Agency, the Custodian shall verify (A) that the related Mortgage File contains the Applicable Agency Documents, (B) (1) with respect to the wire transfer instructions as set forth in Freddie Mac Form 987 (Wire Transfer Authorization for a Cash Warehouse Delivery) such wire transfer instructions are identical to Buyer’s wire instructions to Seller or (2) the Payee Number set forth on Fannie Mae Form 1068 (Fixed-Rate, Graduated-Payment, or Growing-Equity Mortgage Loan Schedule) or Fannie Mae Form 1069 (Adjustable-Rate Mortgage Loan Schedule), as applicable, is identical to the Payee Number that has been identified by Buyer in writing as Buyer’s Payee Number and (C) the Applicable Agency Documents list Buyer as sole subscriber. Seller covenants that it will advise Buyer of any necessary amendments to such exhibits to reflect all current requirements of the applicable Agency. Custodian shall immediately notify Buyer and Seller via Electronic Transmission (which shall be sent “confirm receipt” or by some other means such that Custodian has a reasonable belief that such notice has been received by the addressee) of any exception with respect to any exceptions to the requirements of the preceding sentence and such exception shall be a Fatal Document Exception with respect to such Mortgage Loan.

(d) So long as no Default or Event of Default has occurred and is continuing, Custodian and Buyer shall take such steps as they may reasonably be directed from time to time by Seller in writing, which Seller deems necessary and appropriate, to transfer promptly and deliver to Seller any Mortgage File in the possession of Custodian relating to any Mortgage Loan which was previously a Purchased Asset but which Seller, with the written consent of Buyer, has notified Custodian has ceased to be an Eligible Asset or the release of which would not cause Seller to violate Section 4 of the Repurchase Agreement. In furtherance of the foregoing, upon receipt of written request from Seller in the form of Annex 5-A hereto delivered via Electronic Transmission, which must be consented to by Buyer, Custodian shall release to Seller the requested Mortgage Files.

(e) Following written notification by Buyer (or Disbursement Agent in accordance with Section 11) (which may be by facsimile) to Custodian that a Default or an Event of Default has occurred and is continuing, Custodian shall not release, or incur any liability to any Seller Entity or any other Person for refusing to release, any item relating to a Purchased Asset to any Seller Entity or any other Person without the express prior written consent and at the direction of Buyer.

(f) Custodian shall at all times monitor any release of Purchased Assets under this Section 5, and shall track the period of time which has elapsed for any such release of Purchased Assets and shall report such information to Buyer daily and in the same manner as Custodian provides an Asset Schedule and Exception Report.

(g) Prior to any shipment of Mortgage Files hereunder, Seller shall deliver to Custodian written instructions as to the method of shipment and shippers Custodian is to utilize in connection with the transmission of Mortgage Files or other loan documents in the performance of Custodian’s duties hereunder. Seller shall arrange for the provision of such services at its sole cost and expense (or, at Custodian’s option, reimburse Custodian for all costs and expenses incurred by Custodian consistent with the instructions) and will maintain such insurance against loss or damage to Mortgage Files or other loan documents as Buyer deems appropriate. Without limiting the generality of the provisions of Section 13(a), it is expressly agreed that in no event shall Custodian have any liability for any losses or damages to any Seller Entity arising out of actions of Custodian consistent with the instructions of Seller except to the extent such losses or damages arise due to the Custodian’s gross negligence or willful misconduct. In the event Custodian does not receive such written instructions, Custodian shall be authorized to utilize any nationally recognized courier service.

Section 6. Fees and Expenses of Custodian.

Custodian shall charge such fees for its services under this Agreement as are set forth in a separate agreement between Custodian and AHMC, the payment of which fees, together with Custodian’s expenses in connection herewith, shall be solely the obligation of Seller. The failure of Seller to pay any such fees shall not excuse the performance by Custodian of any of its obligations hereunder. The obligations of Seller o pay Custodian such fees and reimburse Custodian for such expenses in connection with services provided by Custodian prior to the termination of this Agreement and the earlier of the resignation or removal of Custodian shall survive such termination, resignation or removal.

Section 7. Removal or Resignation of Custodian and Disbursement Agent.

(a) Custodian or Disbursement Agent may at any time resign and terminate their obligations under this Agreement upon at least (180) days’ prior written notice to Seller and Buyer. Promptly after receipt of notice of Custodian’s or Disbursement Agent’s resignation, as applicable, Buyer shall appoint, by written instrument, a successor custodian or a successor disbursement agent, as applicable, subject to written approval by Seller (which approval shall not be unreasonably withheld). One original counterpart of such instrument of appointment shall be delivered to each of Seller, Custodian and the successor custodian. In the event that no successor custodian or disbursement agent shall have been appointed within such 180 day notice period, Custodian or Disbursement Agent, as applicable, may petition any court of competent jurisdiction to appoint a successor custodian or disbursement agent, as the case may be.

(b) Buyer, with the consent of Seller (which consent shall not be unreasonably withheld), upon at least (30) days’ prior written notice to Custodian, Disbursement Agent and Seller, may remove and discharge Custodian (or any successor custodian thereafter appointed) from the performance of its obligations under this Agreement. Buyer, without the consent of Seller, upon at least (30) days’ prior written notice to Custodian, Disbursement Agent and Seller, may remove and discharge Disbursement Agent (or any successor disbursement agent thereafter appointed) from the performance of its obligations under this Agreement. Promptly after the giving of notice of removal of Custodian and Disbursement Agent, Buyer shall appoint, by written instrument, a successor custodian, with the consent of Seller (which consent shall not be unreasonably withheld), and a disbursement agent, which appointment shall require no other approval. One original counterpart of such instrument of appointment shall be delivered to each of Buyer, Seller, Custodian, Disbursement Agent and the successor custodian and disbursement agent.

(c) In the event of any such resignation or removal, Custodian shall promptly transfer to the successor custodian, as directed in writing, all the Mortgage Files being administered under this Agreement and, if the endorsements on the Mortgage Notes or Credit Line Agreements, as applicable, and the Assignments of Mortgage have been completed in the name of Custodian, assign the Mortgages and endorse without recourse the Mortgage Notes Credit Line Agreements, as applicable, to the successor Custodian or as otherwise directed by Buyer. The cost of the shipment of Mortgage Files arising out of the resignation of Custodian shall be at the expense of Custodian; provided, however, that if the sole reason for Custodian’s resignation is due to the non-payment of the fees and expenses due to it hereunder by Seller, then the shipment cost of such shipment of Mortgage Files shall not be an expense of Custodian, but shall be at the expense of Seller. Any cost of shipment arising out of the removal of Custodian shall be at the expense of Seller. Seller shall be responsible for the fees and expenses of the successor custodian and the fees and expenses for endorsing the Mortgage Notes and Credit Line Agreements, as applicable, and assigning the Mortgages to the successor custodian if required pursuant to this paragraph.

Section 8. Examination of Files, Books and Records.

Upon twenty-four (24) hours’ prior written notice to Seller and Custodian and at Seller’s expense, Buyer, Seller and each of their respective agents, accountants, attorneys and auditors will be permitted during normal business hours to examine, inspect, and make copies of, the Mortgage Files and any and all documents, records and other instruments or information in the possession of or under the control of Custodian relating to any or all of the Mortgage Loans.

Section 9. Insurance.

(a) At its own expense, Custodian shall maintain at all times during the existence of this Agreement and keep in full force and effect a fidelity bond and document hazard insurance. All such insurance shall be in amounts, with standard coverage and subject to standard deductibles, all as is customary for insurance typically maintained by institutions which act as custodian. The minimum coverage under any such bond and insurance policies shall be at least equal to the corresponding amounts required by Fannie Mae or Freddie Mac in the Applicable Guide. A certificate of an Authorized Representative of Custodian shall be furnished to Seller and Buyer, upon written request, stating that such insurance is in full force and effect.

(b) At its own expense, Disbursement Agent shall maintain at all times during the existence of this Agreement and keep in full force and effect a fidelity bond. All such insurance shall be in amounts, with standard coverage and subject to standard deductibles, all as is customary for insurance typically maintained by institutions which act as Disbursement Agents with duties similar to those of Disbursement Agent herein. The minimum coverage under any such bond and insurance policies shall be at least equal to the corresponding amounts required by Fannie Mae or Freddie Mac in the Applicable Guide. A certificate of an Authorized Representative of Disbursement Agent shall be furnished to Seller and Buyer, upon written request, stating that such insurance is in full force and effect.

Section 10. Representations and Warranties.

(a) Custodian represents and warrants to Buyer that:

(i) Custodian has the corporate power and authority and the legal right to execute and deliver, and to perform its obligations under, this Agreement, and has taken all necessary corporate action to authorize its execution, delivery and performance of this Agreement;

(ii) no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Governmental Authority and no consent of any other Person (including, without limitation, any stockholder or creditor of Custodian) is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement;

(iii) this Agreement has been duly executed and delivered on behalf of Custodian and constitutes a legal, valid and binding obligation of Custodian enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (whether enforcement is sought in a proceeding in equity or at law); and

(iv) Custodian is not an Affiliate of any Seller Entity.

(b) Disbursement Agent represents and warrants to Buyer that:

(i) Disbursement Agent has the corporate power and authority and the legal right to execute and deliver, and to perform its obligations under, this Agreement, and has taken all necessary corporate action to authorize its execution, delivery and performance of this Agreement;

(ii) no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Governmental Authority and no consent of any other Person (including, without limitation, any stockholder or creditor of Disbursement Agent) is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement;

(iii) this Agreement has been duly executed and delivered on behalf of Disbursement Agent and constitutes a legal, valid and binding obligation of Disbursement Agent enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (whether enforcement is sought in a proceeding in equity or at law); and

(iv) Disbursement Agent is not an Affiliate of any Seller Entity.

(c) Each of the Seller Entities, jointly and severally, hereby makes to Custodian the same representations and warranties that each such Seller Entity makes to Buyer under Section 10 of the Repurchase Agreement.

Section 11. Disbursement Agent Duties.

(a) Establishment of Disbursement Account, Wire-out Account and Settlement Account.

(i) Disbursement Agent shall establish and maintain a disbursement account (the “Disbursement Account”) for and on behalf of Buyer entitled “Disbursement Account, Deutsche Bank National Trust Company, as Disbursement Agent for IXIS Real Estate Capital Inc., Reference Number 33863.” The Disbursement Account shall be owned by and under the exclusive dominion and control of Buyer. None of Disbursement Agent, any Seller Entity or any other Person claiming on behalf of or through Seller or Disbursement Agent shall have any right or authority, whether express or implied, to close or make use of, or, except as expressly provided herein, withdraw any funds from, the Disbursement Account. Unless Disbursement Agent shall receive notice in writing from Buyer to the contrary by 10:00 a.m. New York time on any applicable Business Day, Disbursement Agent is hereby authorized by Buyer to disburse funds deposited in the Disbursement Account on such Business Day in accordance with this Agreement. Funds retained in the Disbursement Account shall remain uninvested. Disbursement Agent shall reconcile the Disbursement Account on a daily basis. Unless otherwise instructed by Buyer in writing, before the close of business on each Business Day, Disbursement Agent shall withdraw all collected amounts as of 5:00 p.m. New York time then standing to the credit of the Disbursement Account and deposit such amounts into the following account maintained by Buyer: Bank of New York, for the A/C of IXIS Real Estate Capital Inc., ABA#021000018, Account #GLA 111569 SER, Attn: Eric Seyffer, or, if such funds cannot be deposited into the foregoing account at the end of such Business Day, on the next Business Day.

(ii) In connection with the funding of any Wet-Ink Mortgage Loans that are not DB Funded Mortgage Loans or BONY Funded Mortgage Loans or the purchase of any other Mortgage Loan by Seller simultaneously with the purchase of such Mortgage Loan by Buyer, Disbursement Agent shall establish and maintain a Wire-out Account (the “Wire-out Account”) for and on behalf of Seller entitled “Wire-out Account, Deutsche Bank National Trust Company, as Disbursement Agent for American Home Mortgage Corp., Reference Number 33867.” With respect to any Wet-Ink Mortgage Loan to be funded or any other Mortgage Loan to be purchased on any Business Day (other than a Check-Funded Loan, a DB Funded Mortgage Loan or a BONY Funded Mortgage Loan), Seller shall deposit into the Wire-out Account no later than 11:00 a.m. New York time on such Business Day an amount (the “Seller Funded Wire Amount”) equal to the difference between the Wire Amount and the amount to be funded by Buyer from the Disbursement Account in accordance with Section 11(d). Seller hereby requests that Disbursement Agent, and Disbursement Agent shall, disburse the Seller Funded Wire Amount at the same time, and in the same manner, as Disbursement Agent disburses funds from the Disbursement Account with respect to such Mortgage Loan in accordance with Section 11(d)(i). With respect to each Check Funded Loan, prior to 12:00 p.m. New York time on the related Check Presentation Date, Seller shall wire to the Wire-Out Account the Seller Funded Wire Amount and the Additional Seller Funded Amount for such Check Presentation Date. Seller hereby requests that Disbursement Agent, and Disbursement Agent shall, disburse the Seller Funded Wire Amount and the Additional Seller Funded Amount at the same time, and in the same manner, as Disbursement Agent disburses the Buyer Funded Amount from the Disbursement Account with respect to such Mortgage Loan in accordance with Section 11(d)(ii). The Wire-out Account shall be owned by and under the exclusive dominion and control of Seller. None of Disbursement Agent, Buyer nor any other Person claiming on behalf of or through Buyer or Disbursement Agent shall have any right or authority, whether express or implied, to close or make use of, or, except as expressly provided herein, withdraw any funds from, the Wire-out Account. Funds retained in the Wire-out Account shall remain uninvested. Disbursement Agent shall reconcile the Wire-out Account on a daily basis. Upon written request of Buyer, Disbursement Agent shall verify the information contained on each wire instruction to the extent of confirming that the wire instructions on the Asset Schedule delivered by Seller are identical to the wire instructions set forth in the related Escrow Instruction Letter, Seller’s Release or Warehouse Lender’s Release.

(iii) Check Disbursement Bank shall establish and maintain the Settlement Account in accordance with the Check Disbursement Agreement. All proceeds from the repurchase of a Mortgage Loan subject to this Agreement by Seller or a sale of a Mortgage Loan subject to this Agreement to a third party investor shall be sent directly to the Settlement Account. All related fees and expenses for the Settlement Account shall be borne by Seller. The Settlement Account shall be owned by and under the exclusive dominion and control of Buyer. None of Disbursement Agent, any Seller Entity or any

other Person claiming on behalf of or through Seller or Disbursement Agent shall have any right or authority, whether express or implied, to close or make use of, or, except as expressly provided herein, withdraw any funds from, the Settlement Account. Notwithstanding anything herein to the contrary, Disbursement Agent shall be entitled to net any amounts due and owing under this Agreement to it or Custodian from Seller from amounts that, after application of amounts in the Settlement Account due and owing to Buyer, would otherwise be disbursed to Seller pursuant to this Section 11(a)(iii). Unless Disbursement Agent shall receive notice in writing from Buyer to the contrary by 5:00 p.m. New York time on any applicable Business Day, Disbursement Agent is hereby authorized by Buyer to disburse funds deposited in the Settlement Account on such Business Day in accordance with Section 11(f). Funds retained in the Settlement Account shall remain uninvested. Disbursement Agent shall reconcile the Settlement Account on a daily basis. Unless otherwise instructed by Buyer in writing, before the close of business on each Business Day, Disbursement Agent shall withdraw all collected amounts as of 5:00 p.m. New York time then standing to the credit of the Settlement Account and deposit such amounts into the following account maintained by Buyer: Bank of New York, for the A/C of IXIS Real Estate Capital Inc., ABA#021000018, Account #GLA 111569 SER, Attn: Eric Seyffer, or, if such funds cannot be deposited into the foregoing account at the end of such Business Day, on the next Business Day.

With respect to each DB Funded Mortgage Loan, no later than 4:30 p.m. New York time, on the Purchase Date, Disbursement Agent shall prepare and send to Buyer a report (the “DB Funding Report”) setting forth for each such DB Funded Mortgage Loan, the amount disbursed to the Settlement Agent, the Federal Reference Number for such wire and the wire instructions to which such amount was wired. Disbursement Agent hereby represents and warrants to Buyer that with respect to each DB Funded Mortgage Loan set forth on the DB Funding Report, the Disbursement Agent funded the amounts set forth on the DB Funding Report to the related Settlement Agent and such amounts were sufficient to fully fund the related Mortgage Loan which was, in fact, funded prior to the Disbursement Agent’s delivery to Buyer of the DB Funding Report. With respect to each BONY Funded Mortgage Loan, no later than 4:30 p.m. New York time, on the Purchase Date, Seller shall prepare and send to Buyer a report (a “BONY Funding Report”) setting forth for each such BONY Funded Mortgage Loan, the amount disbursed to the Settlement Agent, the Federal Reference Number for such wire and the wire instructions to which such amount was wired.

(b) Customer Profiles. On or prior to the first Purchase Date, Buyer shall provide to Disbursement Agent an initial customer profile in a form and substance as determined by Buyer and as is reasonably acceptable to Disbursement Agent (the “Customer Profile”), which will include each Class to be purchased under the Repurchase Agreement (i.e., Conforming Mortgage Loan, Jumbo Mortgage Loan, Alt-A First Mortgage Loan, Alt-A Second Mortgage Loan, BONY Funded Mortgage Loan, Sub-Prime First Mortgage Loan, Sub-Prime Second Mortgage Loan, Wet-Ink Mortgage Loan, Repurchased Mortgage Loan or DB Funded Mortgage Loan) together with the related Market Values, Purchase Percentages, Sub-Limits, Pricing Spread and other relevant information, together with the calculations required to be performed in order to determine the Asset Value, Purchase Price, Pricing Differential and Pricing Spread for each such Class. The Customer Profile shall, at any time and from time to time, be in a form and substance as determined by the Buyer and as is reasonably acceptable to the Disbursement Agent. Each Customer Profile delivered by Buyer shall supersede the previous Customer Profile and Disbursement Agent shall utilize the most recently delivered Customer Profile on each day with respect to all transactions hereunder. Promptly upon receipt of a Customer Profile, Disbursement Agent shall verbally confirm with Buyer all changes to each field since the most recently delivered Customer Profile.

(c) Disbursement Agent Calculations and Verifications.

(i) Initial Purchase of an Eligible Asset. With respect to each Eligible Asset, Disbursement Agent shall perform the procedures set forth below, in such order, with respect to each Eligible Asset in the order that the related Transaction Requests are received:

(A) On each date on which Disbursement Agent receives a Transaction Request from Seller, together with the related Seller Asset Schedule, Disbursement Agent shall verbally confirm the receipt of such Transaction Request with Buyer. With respect to each Transaction Request, Disbursement Agent shall perform an Edit Check with respect to each Eligible Asset that Seller has requested Buyer purchase. If any Mortgage Loan fails the Edit Check Procedures, Disbursement Agent shall notify each of Seller and Buyer via Electronic Transmission (which shall be sent “confirm receipt” or by some other means such that Disbursement Agent has a reasonable belief that such notice has been received by the addressee) of such Fatal Information Exception, and such Transaction Request shall be deemed to be null and void.

(B) Upon a determination that each Eligible Asset that Seller has requested Buyer purchase does not fail the Edit Check, Disbursement Agent shall compare the information set forth in the related Seller Asset Schedule with the applicable information required pursuant to Annex 1 hereof with respect to the particular Class and shall notify each of Seller and Buyer via Electronic Transmission (which shall be sent “confirm receipt” or by some other means such that Disbursement Agent has a reasonable belief that such notice has been received by the addressee) of any Fatal Information Exception, and such Transaction Request shall be deemed to be null and void.

(C) Upon a determination that there is no Fatal Information Exception as set forth in clause (i) of the definition thereof, Disbursement Agent shall calculate the Purchase Price and Pricing Rate for each Eligible Asset to be purchased by Buyer pursuant to the Transaction Request using the information set forth in the Customer Profile. If the values calculated by Disbursement Agent do not match the values set forth in the related Transaction Request by Seller, Disbursement Agent shall notify each of Seller and Buyer via Electronic Transmission (which shall be sent “confirm receipt” or by some other means such that Disbursement Agent has a reasonable belief that such notice has been received by the addressee) of such Fatal Information Exception, and such Transaction Request shall be deemed to be null and void.

(D) Upon Disbursement Agent’s determination that the Transaction Request sets forth the correct calculations of the related Purchase Price and Pricing Rate with respect to the Transaction, Disbursement Agent shall verify that, (i) after taking into account all purchase requests on the related Transaction Request, together with all other outstanding Transactions, that the aggregate Purchase Prices for each Class is equal to or less than the related Sub-Limits set forth in the Customer Profile and (ii) after giving effect to the requested Transaction that there would not be a Margin Deficit. If after giving effect to the purchases contemplated in the Transaction Request, the aggregate Purchase Prices of all such Transactions is greater than the Sub-Limits or the Margin Base, Disbursement Agent shall notify each of Seller and Buyer via Electronic Transmission (which shall be sent “confirm receipt” or by some other means such that Disbursement Agent has a reasonable belief that such notice has been received by the addressee) of such Fatal Information Exception, and such Transaction Request shall be deemed to be null and void.

(E) At the request of Buyer, other than with respect to a BONY Funded Mortgage Loan or a DB Funded Mortgage Loan, Disbursement Agent shall verify the Wire Instructions set forth in the Seller Asset Schedule only to the extent of confirming that the Wire Instructions on the Asset Schedule delivered by Seller are to the DDA Account or are identical to the Wire Instructions set forth in the related Escrow Instruction Letter, Seller’s Release or Warehouse Lender’s Release, as applicable. Disbursement Agent shall be under no obligation to verify such wire instructions unless requested by Buyer.

(F) With respect to each Mortgage Loan other than a Check Funded Loan, a DB Funded Mortgage Loan or a BONY Funded Mortgage Loan, upon a determination that giving effect to a Transaction Request would not cause a violation of any Sub-Limit or cause a Margin Deficit and receipt of an Asset Schedule and Exception Report from Custodian in accordance with Section 3 and receipt of the Fatal Document Exception Report, if any, from Custodian in accordance with Section 3, Disbursement Agent shall disburse funds in accordance with Section 11(d)(i). The disbursing of funds by Disbursement Agent shall constitute Disbursement Agent’s certification that no Fatal Exception exists with respect to any Eligible Asset (or, with respect to a Wet-Ink Mortgage Loan, no Fatal Information Exception exists) funded pursuant to this Section 11(c)(i)(F).

(G) With respect to each Check Funded Loan, upon (i) a determination that giving effect to a Transaction Request would not cause a violation of any Sub-Limit or cause a Margin Deficit, (ii) receipt of an Asset Schedule and Exception Report from Custodian in accordance with Section 3, (iii) receipt of the Fatal Document Exception Report, if any, from Custodian in accordance with Section 3, and (iv) receipt from Seller of a Check Funding Schedule, Disbursement Agent shall on each Check Presentation Date (1) verify that checks in excess of the original principal balance with respect to any Check Funded Loan were not presented for payment and (2) determine the related Buyer Funded

Amount. On the Check Presentation Date, in accordance with the Check Disbursement Agreement, on or prior to 12:00 noon, New York time, the Check Disbursement Bank shall deliver electronically to Disbursement Agent, Buyer and Seller the Check Presentment Report. Upon receipt of each Check Presentment Report, with respect to all checks listed on such Check Funding Schedule, Seller shall determine (i) the aggregate difference (“Seller Funded Amount”) between the Purchase Price for the related Check Funded Loans and the amounts necessary to clear all such checks and (ii) the difference between the aggregate Buyer Funded Amount for such Check Funded Loan and the aggregate amount needed to fund all checks on such Check Presentation Date (the “Total Required Funds”). Upon receipt of the Seller Funded Amount and the Additional Seller Funded Amount, the Disbursement Agent shall disburse funds in accordance with Section 11(d)(ii). The disbursing of funds by Disbursement Agent shall constitute Disbursement Agent’s certification that no Fatal Information Exception exists with respect to any Check Funded Loan funded pursuant to this Section 11(c)(i)(G). No later than 11:00 a.m. New York time on the Check Reconciliation Date, pursuant to the Check Disbursement Agreement, Check Disbursement Bank shall make available to Disbursement Agent any Check Funding Exceptions with respect to a check or a Check Funded Loan. Disbursement Agent shall review all Check Funding Exceptions received as of 11:00 a.m. New York time and notify Buyer via Electronic Transmission of any Check Funding Exceptions prior to 1:00 p.m. New York time. Unless Buyer shall have notified Disbursement Agent in writing on or prior to 2:00 p.m. New York time that Disbursement Agent shall not issue a “no pay” instruction on any related check, Disbursement Agent shall issue a “no pay” instruction on any check with a Check Funding Exception except in the case of “Stop Suspect” Check Funding Exceptions, which Disbursement Agent shall not stop payment on unless notified by Seller or Buyer. At the request of Buyer, Disbursement Agent shall view the image of a check and verify that the payee set forth on the Check Funding Schedule matches the payee on such imaged check. Disbursement Agent shall track each check funded on respect of a Check Funded Loan and notify Buyer, pursuant to the Daily Report, when each check with respect to a Check Funded Mortgage Loan has been paid.

(H) With respect to each DB Funded Mortgage Loan and BONY Funded Mortgage Loan, upon (i) a determination that giving effect to a Transaction Request would not cause a violation of any Sub-Limit or cause a Margin Deficit, (ii) with respect to each DB Funded Mortgage Loan, delivery by the Disbursement Agent of the related DB Funding Report to Buyer and (iii) with respect to each BONY Funded Mortgage Loan, receipt from Seller of a BONY Funding Report, Disbursement Agent shall (1) verify that amounts in excess of the original principal balance with respect to any DB Funded Mortgage Loan were not wired based on the DB Funding Report and (2) determine the related Buyer Funded Amount. Unless Buyer shall have notified Disbursement Agent in writing on or prior to 5:00 p.m. New York time that Disbursement Agent shall not disburse funds with respect to a BONY Funded Mortgage Loan, upon compliance with the prior sentence, Disbursement Agent shall disburse funds in accordance with Section 11(d)(iii). The disbursing of funds by Disbursement Agent shall constitute Disbursement Agent’s certification that no Fatal Information Exception exists with respect to any DB Funded Mortgage Loan or BONY Funded Mortgage Loan funded pursuant to this Section 11(c)(i)(H).

(ii) Conversion of a Wet-Ink Mortgage Loan. On the date that Custodian receives a Seller Asset Schedule containing the information set forth on Annex 1 and all the documents set forth in Section 2(b) with respect to each Wet-Ink Mortgage Loan, pursuant to Section 3(a), Custodian shall deliver an Asset Schedule and Exception Report to each of Buyer and Disbursement Agent in accordance with Section 3(a). Upon Disbursement Agent’s receipt of such Asset Schedule and Exception Report, Disbursement Agent shall perform the procedures set forth in Section 11(c)(i)(A)-(E) as if such conversion were a purchase of an Eligible Asset and if there are no Fatal Exceptions with respect to such Wet-Ink Mortgage Loan, the related Mortgage Loan shall no longer be a Wet-Ink Mortgage Loan.

(iii) Request for Additional Transactions for Excess Margin. Upon Disbursement Agent’s receipt of any Request for Additional Transactions for Excess Margin, Disbursement Agent shall perform the procedures set forth in Section 11(c)(i)(C) and (D) as if such request were a Transaction Request. Pursuant to Section 11(b) herein, Disbursement Agent shall utilize the most recently delivered Customer Profile in connection with such Request for Additional Transactions for Excess Margin. If, after performing such procedures, Disbursement Agent determines that giving effect to any such Request for Additional Transactions for Excess Margin would not cause a violation of any Sub-Limits or cause a Margin Deficit, Disbursement Agent shall fund any amounts required pursuant to Section 11(d)(iv). The disbursing of funds by Disbursement Agent shall constitute Disbursement Agent’s certification that no Fatal Exception exists with respect to any Eligible Asset (or, with respect to a Wet-Ink Mortgage Loan, no Fatal Information Exception exists).

(d) Disbursements. If at any time Disbursement Agent is unable to calculate the Purchase Prices in respect of disbursements to be made pursuant to this Section 11(d) as a result of technical difficulties or otherwise, upon written notice from Disbursement Agent to Buyer and Seller, Disbursement Agent may request such information from Buyer. Additionally, if at any time Buyer disputes Disbursement Agent’s or Seller’s calculation of the Purchase Prices in respect of disbursements to be made pursuant to this Section 11(d), upon written notice from Buyer to Disbursement Agent and Seller, Disbursement Agent shall not disburse funds as provided in this Section 11(d) until such dispute is resolved.

(i) Disbursement in Respect of Purchases of Eligible Assets. Other than with respect to a BONY Funded Mortgage Loan, DB Funded Mortgage Loan or Check Funded Loan, on each proposed Purchase Date, Disbursement Agent will disburse funds in the Disbursement Account in accordance with the Wire Instructions in the Seller Asset Schedule within 2 hours of a final Transaction Request but in no event later than 5:15 p.m. New York time, provided that (A) Disbursement Agent shall have performed the procedures set forth in Section 11(c) and all conditions to disbursement set forth therein shall have been satisfied; (B) sufficient funds exist in the Disbursement Account

(taking into account amounts required to be transferred from the related Wire-out Account pursuant to Section 11 (a)(ii)); (C) such instructions do not include any Seller Entity or any Affiliate of a Seller Entity as payee, unless otherwise authorized by Buyer in writing to Disbursement Agent; and (D) if a conflict exists between the instructions of Buyer and the instructions of Seller, Disbursement Agent shall follow Buyer’s instructions. In the event that the funds maintained in the related Wire-out Account are not sufficient to permit the funding of the full Wire Amount for any Eligible Asset, no funds shall be disbursed from the Disbursement Account to fund or acquire such Eligible Asset. For each disbursement pursuant to this Section 11(d)(i), Disbursement Agent shall promptly notify Seller by Electronic Transmission of the related federal wire reference number when it becomes available.

(ii) Disbursements in Respect of Check Funded Loans. On each Check Presentation Date, Disbursement Agent will disburse funds in the Disbursement Account to the DDA Account by 5:15 p.m. New York time, provided that (A) Disbursement Agent shall have performed the procedures set forth in Section 11(c) and all conditions to disbursement set forth therein shall have been satisfied; and (B) sufficient funds exist in the Disbursement Account (taking into account amounts required to be transferred from the related Wire-out Account pursuant to Section 11 (a)(ii)). In the event that the funds maintained in the related Wire-out Account are not equal to the Total Required Funds for such Check Presentation Date, Disbursement Agent should disburse funds in accordance herewith and notify each of the Buyer and Seller of such shortfall via Electronic Transmission (which shall be sent “confirm receipt” or by some other means such that Disbursement Agent has a reasonable belief that such notice has been received by the addressee).

(iii) With respect to each DB Funded Mortgage Loan and BONY Funded Mortgage Loan, to the extent requested by Buyer, on each Payment Date, Disbursement Agent will disburse funds in the Disbursement Account to Seller’s operating account at Deutsche Bank National Trust Company, Account #00-380082 by 5:15 p.m. New York time, provided that (A) Disbursement Agent shall have performed the procedures set forth in Section 11(c) and all conditions to disbursement set forth therein shall have been satisfied; and (B) sufficient funds exist in the Disbursement Account.

(iv) Disbursements in Respect of Requests for Additional Transactions for Excess Margin. On the Business Day that Disbursement Agent determines that the provisions of Section 11(c)(iii) have been satisfied with respect to any Request for Additional Transactions for Excess Margin, Disbursement Agent shall withdraw from the Disbursement Account and credit to the Wire-out Account an amount equal to the requested amount of the Excess Margin.

(e) [Reserved]

(f) Settlement. On the Business Day prior to the date on which Seller intends to or is required to repurchase an Eligible Asset (“Intended Repurchase Date”) pursuant to the terms of the Repurchase Agreement (or a third party purchases such Eligible Asset), Seller shall provide Disbursement Agent and Buyer with written notice of all funds anticipated to be received by Disbursement Agent from Seller (or such third party) for the credit of the Settlement Account, together with a settlement report containing all information set forth on Annex 17 hereto (the “Settlement Report”) by 4:00 p.m. New York time. Upon Disbursement Agent’s verification that (x) all information required pursuant to Annex 17 hereto is set forth in the Settlement Report, and (y) Buyer has confirmed the accuracy of such Settlement Report in writing, which confirmation may be delivered via Electronic Transmission, Disbursement Agent shall immediately disburse such funds in the Settlement Account as directed in the Settlement Report, provided (i) sufficient funds exist in the Settlement Account, (ii) after giving effect to such repurchase, a Margin Deficit would not exist and there would be no violation of any Sub-Limits and (iii) Buyer has not disputed such disbursement prior to such disbursement. Disbursement Agent’s verification and Buyer’s confirmation or disputation referenced in the preceding sentence shall be completed, and written notice of any disputation shall be given to Seller by Electronic Transmission, no later than 11:00 a.m. New York time on the Intended Repurchase Date. If all amounts required to be disbursed to Buyer pursuant to the Settlement Report are not deposited in the Settlement Account by 4:00 p.m. New York time on the date indicated as the “Settlement Date” in the Settlement Report, Disbursement Agent shall notify each of Custodian, Seller and Buyer and it shall be deemed to constitute an Event of Default under the Repurchase Agreement and satisfy all notice requirements of Buyer with respect to an Event of Default and Custodian and Seller shall treat such notice as a notice of an Event of Default from Buyer. Notwithstanding the foregoing sentence, if sufficient funds are not deposited in the Settlement Account in accordance with the preceding sentence on any “Settlement Date” and there are funds on deposit in the Wire-out Account, Seller hereby agrees that, and Disbursement Agent shall, transfer from the Wire-out Account to the Settlement Account no later than 5:30 p.m. New York time on such date an amount equal to the lesser of (x) all amounts on deposit in the Wire-out Account and (y) such shortfall. If such transferred funds are sufficient to pay all amounts required to be paid to Buyer pursuant to the Settlement Report, no Event of Default shall be deemed to have occurred. Notwithstanding the foregoing, if a conflict exists between the instructions of Buyer and the Settlement Report, Disbursement Agent shall follow Buyer’s instructions.

(g) Reports; Monitoring.

(i) On each Business Day, Disbursement Agent shall provide to Buyer a reconciliation report with respect to all cash activity in each Transaction Account. Additionally, upon request Disbursement Agent shall provide to Seller a reconciliation report with respect to all cash activity on the Wire-out Account and the Settlement Account.

(ii) No later than 5:00 p.m. New York time on each Business Day, Disbursement Agent shall provide to Buyer a daily report setting forth such information as may reasonably be required by Buyer (a “Daily Report”).

(iii) Upon request of Buyer, Disbursement Agent shall provide to Seller a Daily Report reflecting the information set forth thereon as of the time of the transmission of such report.

(iv) Disbursement Agent shall provide to Buyer any reports with respect to any aspect of the transactions contemplated by this Agreement, to the extent the requested information is, or should be, in the possession of Disbursement Agent, as Buyer may request.

(v) Disbursement Agent shall track and monitor all information required to be provided to any party hereunder pursuant to any report required to be delivered hereunder, including but not limited to, (A) all amounts funded in respect of any Mortgage Loan, including, without limitation, the Purchase Price, (B) the date such funds were disbursed, (C) all amounts due to Buyer in respect of the Periodic Advance Repurchase Payment, (D) the amount of any distribution in connection with any Request for Additional Transactions for Excess Margin, (E) all Purchased Assets and the aggregate outstanding Repurchase Prices in respect thereof and (F) the amount of any Margin Deficit or Excess Margin.

(vi) Disbursement Agent shall provide all information in its possession to Custodian, to the extent Custodian requests, in order to permit Custodian to comply with its requirements under this Agreement, including, but not limited to, the preparation and delivery of each updated Asset Schedule, Exception Report and Fatal Exception Report.

(h) Income Payment Dates. Notwithstanding that Buyer and Seller intend that the Transactions under the Repurchase Agreement and hereunder to be sales to Buyer of the Purchased Assets, Seller shall deposit into the Settlement Account the Periodic Advance Repurchase Payment on each Payment Date. On each Payment Date, Buyer shall forward to Disbursement Agent a payment date report in the form set forth on Annex 19 hereto (a “Payment Date Report”). Disbursement Agent shall verify that all amounts required to be paid to Buyer pursuant to the Payment Date Report are deposited into the Settlement Account on each Payment Date. If such amounts are not deposited into the Settlement Account on or prior to 5:00 p.m. New York time on such Payment Date, Disbursement Agent shall notify each of Custodian, Seller and Buyer and it shall be deemed to constitute an Event of Default under the Repurchase Agreement and satisfy all notice requirements of Buyer with respect to an Event of Default and Custodian and Seller shall treat such notice as a notice of an Event of Default from Buyer.

(i) Set-off. Custodian and Disbursement Agent agree that they shall not exercise any right of set-off, banker’s lien or any similar right in connection with funds on deposit in any Transaction Account.

(j) Fees and Expenses of Disbursement Agent.

(i) Disbursement Agent shall charge such fees for its services under this Agreement as are set forth in a separate agreement between Disbursement Agent and AHMC, the payment of which fees, together with Disbursement Agent’s expenses in connection herewith, shall be solely the obligation of Seller. The failure of Seller to pay any such fees shall not excuse the performance by Disbursement Agent of any of its obligations hereunder. The obligations of the Seller to pay Disbursement Agent such fees and reimburse Disbursement Agent for such expenses in connection with services provided by Disbursement Agent prior to the termination of this Agreement and the earlier of the resignation or removal of Disbursement Agent shall survive such termination, resignation or removal.

(ii) Seller shall be responsible for the standard fees and charges of Disbursement Agent applicable to each Transaction Account. To the extent that Seller has not paid such fees within a reasonable amount of time from Seller’s receipt of notice of such fees and charges, Disbursement Agent shall provide written notice to Buyer of Seller’s failure to pay such fees and Buyer shall have the option, in its sole discretion, to cure such failure.

(k) In performing its obligations under this Section 11, except as specifically provided in this Agreement, Disbursement Agent will not follow instructions from any party other than Buyer.

Section 12. No Adverse Interest.

By execution of this Agreement, each of Disbursement Agent and Custodian represent and warrant that it currently holds, and during the existence of this Agreement shall hold, no adverse interest, by way of security or otherwise, in any Mortgage Loan, and hereby waives and releases any such interest which it may have in any Mortgage Loan as of the date hereof. The Mortgage Loans shall not be subject to any security interest, lien or right to set-off by Custodian, Disbursement Agent or any third party claiming through Custodian or Disbursement Agent, and neither Custodian nor Disbursement Agent shall pledge, encumber, hypothecate, transfer, dispose of, or otherwise grant any third party interest in, the Mortgage Loans.

Section 13. Indemnification.

(a) Each Seller Entity, jointly and severally, agrees to indemnify and hold Custodian, Disbursement Agent and their affiliates, directors, officers, agents and employees harmless against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, of any kind or nature whatsoever, including reasonable attorney’s fees, that may be imposed on, incurred by, or asserted against it or them in any way relating to or arising out of this Agreement or any action taken or not taken by it or them hereunder unless such liabilities, obligations, losses, damages, penalties, actions, judgements, suits, cost, expenses or disbursements were imposed on, incurred by or asserted against Custodian or Disbursement Agent because of the breach by Custodian or Disbursement Agent, as applicable, of its obligations hereunder, which breach was caused by negligence, lack of good faith or willful misconduct on the part of Custodian or Disbursement Agent, as applicable or any of its respective directors, officers, agents or employees. Each of Disbursement Agent and Custodian agree that it will promptly notify Seller of any such claim, action or suit asserted or commenced against it and that Seller may assume the defense thereof with counsel reasonably satisfactory to Disbursement Agent or Custodian, as applicable, at Seller’s sole expense, that Custodian or Disbursement Agent, as applicable, will cooperate with Seller on such defense, and that Custodian or Disbursement Agent, as applicable, will not settle any such claim, action or suit without the consent of Seller. The foregoing indemnification shall survive any resignation or removal of Custodian or Disbursement Agent, as applicable, or the termination or assignment of this Agreement.

(b) In the event that Custodian fails to produce a Mortgage Note, a Credit Line Agreement, an Assignment of Mortgage or any other document related to a Mortgage Loan that was in its possession pursuant to Section 2 within two (2) Business Days after required or requested by Seller or Buyer, and provided that (i) Custodian previously delivered to Buyer an Asset Schedule and Exception Report which did not list such document as an Exception on the related Purchase Date; (ii) such document is not outstanding pursuant to a Request for Release and Receipt in the form annexed hereto as either Annex 5-A or Annex 5-B; and (iii) such document was held by Custodian on behalf of Seller or Buyer, as applicable (a “Custodial Delivery Failure”), then Custodian shall (a) with respect to any missing Mortgage Note or Credit Line Agreement, as applicable, promptly deliver to Buyer or Seller upon request, a Lost Note Affidavit in the form of Annex 16 hereto and (b) with respect to any missing document related to such Mortgage Loan, including but not limited to a missing Mortgage Note or Credit Line Agreement, as applicable, (1) indemnify Seller and Buyer, as applicable, in accordance with Section 13(c) below and (2) at Buyer’s option, at any time the long term obligations of Custodian are rated below the second highest rating category of Moody’s Investors Service, Inc. or Standard and Poor’s Ratings Group, a division of McGraw-Hill, Inc., obtain and maintain, at Custodian’s expense, an insurance bond in the name of Buyer, and its successors in interest and assigns, insuring against any losses associated with the loss of such document, in an amount equal to the then outstanding principal balance of the related Mortgage Loan or such lesser amount requested by Buyer in Buyer’s sole discretion.

(c) Custodian agrees to indemnify and hold Buyer and each Seller Entity, and each of their respective present or former affiliates, directors, officers, employees, agents and representatives harmless against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including reasonable attorney’s fees, that may be imposed on, incurred by, or asserted against it or them in any way relating to or arising out of a Custodial Delivery Failure or Custodian’s breach of this Agreement, negligence, lack of good faith or willful misconduct. The foregoing indemnification shall survive the resignation or removal of Custodian and any termination or assignment of this Agreement.

(d) Disbursement Agent agrees to indemnify and hold Buyer and each Seller Entity, and each of their respective present or former affiliates, directors, officers, employees, agents and representatives harmless against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including reasonable attorney’s fees, that may be imposed on, incurred by, or asserted against it or them in any way relating to or arising out of Disbursement Agent’s breach of this Agreement, negligence, lack of good faith or willful misconduct. The foregoing indemnification shall survive the resignation or removal of Disbursement Agent or any termination or assignment of this Agreement.

Section 14. Reliance of Custodian.

(a) In the absence of bad faith on the part of Custodian or Disbursement Agent, Custodian and Disbursement Agent may each conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any request, instruction, certificate, opinion or other document furnished to Custodian or Disbursement Agent (including such items received via Electronic Transmission), reasonably believed by Custodian or Disbursement Agent , as applicable, to be genuine and to have been signed or presented by the proper party or parties and conforming to the requirements of this Agreement; provided, however, that in the case of any Mortgage Loan Document or other request, instruction, document or certificate which by any provision hereof is specifically required to be furnished to Custodian or Disbursement Agent, Custodian or Disbursement Agent , as applicable, shall be under a duty to examine the same in accordance with the requirements of this Agreement.

(b) Custodian shall have no duties or responsibilities except those that are specifically set forth in this Agreement. Custodian shall have no responsibility nor duty with respect to any Mortgage File while not in its possession. If Custodian requests instructions from Buyer with respect to any act, action or failure to act in connection with this Agreement, Custodian shall be entitled to refrain from taking such action and continue to refrain from acting unless and until Custodian shall have received written instructions from Buyer with respect to a Mortgage File without incurring any liability therefor to Buyer or any other Person.

(c) Other than as provided herein, neither Custodian nor any of its directors, officers, agents or employees shall be liable for any action or omission to act hereunder except for its or their own negligence or lack of good faith or willful misconduct. In no event shall Custodian or any of its directors, officers, agents or employees have any responsibility to ascertain or take action except as expressly provided herein.

(d) Neither Custodian nor any of its directors, officers, agents or employees shall be liable to the Purchaser or any other Person with respect to any action taken or not taken by it in good faith in the performance of its obligations under this Agreement. The obligations of Custodian or any of its directors, officers, agents or employees shall be determined solely by the express provisions of this Agreement.

(e) Custodian may consult with counsel selected by Custodian with regard to legal questions arising out of or in connection with this Agreement, and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action reasonably taken, omitted or suffered by Custodian in good faith and in accordance therewith; provided such action shall be in compliance with all the terms expressly provided herein.

(f) No provision of this Agreement shall require Custodian to expend or risk its own funds or otherwise incur financial liability (other than expenses or liabilities otherwise required to be incurred by the express terms of this Agreement) in the performance of its duties under this Agreement if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity is not reasonably assured to it.

(g) Any corporation into which Custodian may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which Custodian shall be a party, or any corporation succeeding to the business of Custodian shall be the successor of Custodian hereunder without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding.

Section 15. Term of Agreement.

Promptly after written notice from Buyer of the termination of the Repurchase Agreement and payment in full of all amounts owing to Buyer thereunder, Custodian shall deliver all documents remaining in the Mortgage Files to Seller, and, except as otherwise set forth herein, this Agreement shall thereupon terminate.

Section 16. Notices.

All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given when received by the recipient party at the address shown on its signature page hereto, or at such other addresses as may hereafter be furnished to each of the other parties by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee. Each party hereto hereby represents and warrants that its office is located at the respective address set forth on its signature page hereto, and each such party shall notify each other party hereto if such address should change.

Section 17. Governing Law.

THIS AGREEMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

Section 18. Authorized Representatives.

Each individual designated as an authorized representative of Buyer or its successors or assigns, any Seller Entity, Disbursement Agent and Custodian, respectively (an “Authorized Representative”), is authorized to give and receive notices, requests and instructions and to deliver certificates and documents in connection with this Agreement on behalf of Buyer, Seller, Disbursement Agent and Custodian, as the case may be, and the specimen signature for each such Authorized Representative, initially authorized hereunder, is set forth on Annexes 6, 7, 8 and 9 hereof, respectively. From time to time, Buyer, each Seller Entity, Disbursement Agent and Custodian or their respective successors or permitted assigns may, by delivering to the others a revised annex, change the information previously given pursuant to this Section 18, but each of the parties hereto shall be entitled to rely conclusively on the then current annex until receipt of a superseding annex.

Section 19. Amendment.

This Agreement may be amended from time to time by written agreement signed by each Seller Entity, Buyer, Custodian and Disbursement Agent.

Section 20. Cumulative Rights.

The rights, powers and remedies of Custodian, Disbursement Agent and Buyer under this Agreement shall be in addition to all rights, powers and remedies given to Custodian, Disbursement Agent and Buyer by virtue of any statute or rule of law, the Repurchase Agreement or any other agreement, all of which rights, powers and remedies shall be cumulative and may be exercised successively or concurrently without impairing Buyer’s interest in the Purchased Assets.

Section 21. Assignment; Binding upon Successors.

This Agreement may not be assigned in whole or in part by Seller, Custodian or Disbursement Agent without the prior written consent of Buyer. This Agreement may be assigned by Buyer in whole or in part without the prior written consent of any other party hereto. Buyer shall provide Custodian with notice of such assignment together with written acknowledgment that the assignee is assuming all of the obligations of Buyer under this Agreement to the extent applicable. All rights of Custodian, Disbursement Agent and Buyer under this Agreement shall inure to the benefit of Custodian, Disbursement Agent and Buyer and their successors and permitted assigns, and all obligations of Seller and each Seller Entity shall bind its respective successors and assigns.

Section 22. Entire Agreement; Severability.

This Agreement, the Edit Check Agreement and the Repurchase Agreement contain the entire agreement with respect to the rights and obligations of Custodian and Disbursement Agent relating to the Purchased Assets among Custodian, Disbursement Agent, Buyer and Seller. If any of the provisions of this Agreement shall be held invalid or unenforceable, this Agreement shall be construed as if not containing such provisions, and the rights and obligations of the parties hereto shall be construed and enforced accordingly.

Section 23. Execution in Counterparts.

This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

Section 24. Tax Reports.

Custodian shall not be responsible for the preparation or filing of any reports or returns relating to federal, state or local income taxes with respect to this Agreement, other than in respect of Custodian’s compensation or for reimbursement of expenses.

Section 25. Assignment by Buyer.

Buyer hereby notifies Custodian that Buyer may assign, as of the applicable Purchase Date, all of its right, title and interest in and to some or all of the Purchased Assets to a third party assignee (an “Assignee”), subject only to an obligation on the part of the Assignee to release its interest in each such Purchased Asset to Buyer to permit Custodian, Buyer or its designee to make delivery thereof in accordance with the terms of this Agreement. Seller hereby irrevocably consents to any such assignment. Subject to any limitations in any agreement between the Assignee and Buyer, the Assignee may, upon notice of Buyer’s default, directly enforce and exercise such rights under this Agreement that have been assigned or pledged to it and, until otherwise notified by the Assignee, Buyer shall no longer have any of such rights. Custodian shall assume that any assignment from Buyer to the Assignee is subject to no limitations that are not expressly set forth in this Agreement.

Section 26. Submission to Jurisdiction; Waivers.

EACH OF BUYER, EACH SELLER ENTITY, CUSTODIAN AND DISBURSEMENT AGENT HEREBY IRREVOCABLY AND UNCONDITIONALLY:

(a) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND THE OTHER REPURCHASE DOCUMENTS, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

(b) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(c) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH UNDER ITS SIGNATURE BELOW OR AT SUCH OTHER ADDRESS OF WHICH EACH OTHER PARTY HERETO SHALL HAVE BEEN NOTIFIED;

(d) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION; AND

(e) WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER REPURCHASE DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 27. Confidentiality.

Each of Custodian and Disbursement Agent hereby acknowledges and agrees that (i) all written or computer-readable information provided by Buyer or Seller regarding Buyer or Seller and (ii) the terms of this Agreement and the Repurchase Agreement (the “Confidential Information”), shall be kept confidential and shall not be divulged to any Person other than the parties hereto without Buyer’s and Seller’s prior written consent except to the extent that (i) Custodian or Disbursement Agent reasonably deems necessary to do so in working with legal counsel, auditors, taxing authorities or other governmental agencies or regulatory bodies or in order to comply with any applicable federal or state laws, (ii) any portion of the Confidential Information is in the public domain other than due to a breach of this covenant by the Custodian or the Disbursement Agent, as the case may be, or by the disclosing party or (iii) to the extent that Custodian or Disbursement Agent, as applicable, is required to disclose Confidential Information pursuant to the requirements of any legal proceeding, Custodian or Disbursement Agent, as applicable, shall notify Buyer and Seller within one Business Day of its knowledge of such legally required disclosure so that Buyer or Seller may seek an appropriate protective order and/or waive Custodian’s or Disbursement Agent’s compliance, as applicable, with this Agreement. Notice shall be both by telephone and in writing. In the absence of a protective order or waiver, Custodian or Disbursement Agent, as applicable, may disclose the relevant Confidential Information if, in the written opinion of its counsel, failure to disclose such Confidential Information would subject Custodian or Disbursement Agent, as applicable, to liability for contempt, censure or other legal penalty or liability.

Section 28. Obligations Joint and Several.

Each of the Seller Entities hereby acknowledges and agrees that it shall be jointly and severally liable to Buyer, Custodian and Disbursement Agent, as applicable, for all representations, warranties, covenants, obligations and indemnities of Seller hereunder.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Agreement was duly executed by the parties hereto as of the day and year first above written.

AMERICAN HOME MORTGAGE CORP.

By:	/s/ Alan B. Horn
	Name:	Alan B. Horn
	Title:	Executive Vice President General Counsel & Secretary

AMERICAN HOME MORTGAGE INVESTMENT CORP.

By:	/s/ Alan B. Horn
	Name:	Alan B. Horn
	Title:	Executive Vice President General Counsel & Secretary

AMERICAN HOME MORTGAGE HOLDINGS, INC.

By:	/s/ Alan B. Horn
	Name:	Alan B. Horn
	Title:	Executive Vice President General Counsel & Secretary

AMERICAN HOME MORTGAGE ACCEPTANCE, INC.

By:	/s/ Alan B. Horn
	Name:	Alan B. Horn
	Title:	Executive Vice President General Counsel & Secretary

AMERICAN HOME MORTGAGE SERVICING, INC.

By:	/s/ Alan B. Horn
	Name:	Alan B. Horn
	Title:	Executive Vice President General Counsel & Secretary

Address for Notices:

c/o American Home Mortgage Corp:

520 Broadhollow Road,

Melville, New York 11747

Attention: Alan B. Horn, Esq;, Executive Vice

President and General Counsel

Telecopier No.: (800) 209-7276

Telephone No.: (516) 396-7703

Email: alan.horn@americanhm.com

DEUTSCHE BANK NATIONAL TRUST COMPANY, as Custodian

By:	/s/ Norma L. Catone
	Name:	Norma L. Catone
	Title:	Vice President

By:	/s/ Angel Sanchez
	Name:	Angel Sanchez
	Title:	Authorized Signer

Address for Notices: 1761 East St. Andrew Place Santa Ana, California 92705 Attention: Mortgage Custody-AH020C Telecopier No.: (714) 247-6285 Telephone No.: (714) 247-6000

IXIS REAL ESTATE CAPITAL INC.

By:	/s/ Anthony Malanga
	Name:	Anthony Malanga
	Title:	Managing Director

By:	/s/ Christopher Hayden
	Name:	Christopher Hayden
	Title:	Managing Director

Address for Notices:

9 West 57th Street New York, NY 10019 Attn: Ray Sullivan Telecopier No.: (212) 891-3347 Telephone No.: (212) 891-5815 Email: r.sullivan@cdcixis-cmna.com

With a copy to: 9 West 57th Street New York, NY 10019 Attn: Al Zakes, Esq., General Counsel Telecopier No.: (212) 891-1922 Telephone No.: (212) 891-6137 Email: albert.zakes@cdcixis-cmna.com and with a copy to: 9 West 57th Street New York, NY 10019 Attn: Michael Friedman Telecopier No.: (212) 891-6143 Telephone No.: (212) 891-6261 Email: m.friedman@cdcixis-cmna.com

DEUTSCHE BANK NATIONAL TRUST COMPANY, as Disbursement Agent

By:	/s/ Norma L. Catone
	Name:	Norma L. Catone
	Title:	Vice President

By:	/s/ Angel Sanchez
	Name:	Angel Sanchez
	Title:	Authorized Signer

Address for Notices:
1761 East St. Andrew Place Santa Ana, California 92705 Attention: Mortgage Custody- AH020C Telecopier No.: (714) 247-6058 Telephone No.: (714) 247-6000

Annex 4

REVIEW PROCEDURES

This Annex sets forth Custodian’s review procedures for each item listed below delivered by Seller pursuant to the Third Amended and Restated Custodial and Disbursement Agreement (the “Agreement”) to which this Annex is attached. Capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Agreement.

1. the Mortgage Note or Credit Line Agreement, as applicable, and the Mortgage each appear to bear an original signature or signatures purporting to be the signature or signatures of the Person or Persons named as the maker and Mortgagor, or in the case of copies of the Mortgage permitted under Section 2(a)(i)(B) of the Agreement, that such copies bear a reproduction of such signature;

2. amount of the Mortgage Note or Credit Limit in the Credit Line Agreement, as applicable, is the same as the amount specified on the related Mortgage and Seller Asset Schedule;

3. the mortgagee is the same as the payee on the Mortgage Note or Credit Line Agreement, as applicable;

4. the Mortgage contains a legal description other than address, city and state on the first page and has evidence of recording thereon provided that Custodian shall have no responsibility for the accuracy or completeness of such legal description;

5. the notary section (acknowledgment) is present and attached to the related Mortgage and is signed;

6. neither the original Mortgage Note or Credit Line Agreement, as applicable, nor the copy of the Mortgage delivered pursuant to the Agreement, nor the original Assignment of Mortgage contain any notations on their face which appear in the good faith judgment of Custodian to evidence any claims, liens, security interests, encumbrances or restrictions on transfer;

7. the Mortgage Note or Credit Line Agreement, as applicable, is endorsed in blank by the named holder or payee thereof;

8. each original Assignment of Mortgage and any intervening assignment of mortgage, if applicable, appears to bear the original signature of the named mortgagee or beneficiary including any subsequent assignors (and any other necessary party), as applicable, or in the case of copies permitted under Section 2(a)(i)(E) of the Agreement, that such copies appear to bear a reproduction of such signature of signatures, and the intervening assignments of mortgage evidence a complete chain of assignment and transfer of the related Mortgage from the originating Person to Seller;

Annex 4-1

9. the date of each intervening assignment is on or after the date of the related Mortgage and/or the immediately preceding assignment, as the case may be;

10. the notary section (acknowledgment) is present and attached to each intervening assignment and is signed;

11. based upon a review of the Mortgage Note or Credit Line Agreement, as applicable, items 6, 8 through 12, 14, 21, 22, 118 and 119 of Annex 1 for each asset class as set forth in the Seller Asset Schedule delivered by Seller to Custodian are correct;

12. each MERS Designated Mortgage Loan is registered in the MERS® System;

13. with respect to each MERS Designated Mortgage Loan, shall verify the “MERS Identification Number” column by comparing such MERS Identification Number to each of (a) the information in the MERS Report and (b) verifying that such MERS Designated Loan appears to be the Mortgage Loan listed on such MERS Report; and

14. with respect to each MERS Designated Mortgage Loan, shall verify that no Person is listed as Interim Funder on the MERS® System. In the event that a Person is designated as Interim Funder on any Purchase Date, the Custodian shall be required to review such field on the next succeeding Business Day following such Purchase Date to verify that the Interim Funder field is blank.

Annex 4-2